Exhibit 10.15

STANDARD INDUSTRIAL REAL ESTATE LEASE

BELTWAY BUSINESS PARK WAREHOUSE NO. 1, LLC,

a Nevada limited liability company,

as Landlord,

and

SWITCH, LTD.,

a Nevada limited liability company,

as Tenant

Industrial Lease—Las Vegas, Nevada	7050 Lindell Road Las Vegas, Nevada Switch, Ltd.

EXHIBITS

A	DEPICTION OR DESCRIPTION OF THE PROPERTY AND PROJECT
B	HAZARDOUS MATERIALS
C	CONFIRMATION OF INITIAL LEASE TERM AND AMENDMENT TO LEASE
D	MASTER LEASE

Industrial Lease—Las Vegas, Nevada	7050 Lindell Road Las Vegas, Nevada Switch, Ltd.

i

INDEX OF DEFINED TERMS

TERM	PAGE

Additional Rent	6
Applicable Laws	11
Base Rent	2
Brokers	28
Building	1
Building Improvements	29
Common Area Costs	10
Common Areas	9
Communications Agreements	30
Communications Equipment	29
Communications Services	30
Condemnation	22
Consultant	15
Contractor Certificate	21
Control	24
County	35
Damage Notice	21
Declaration	36
Defaulting Party	28
Environmental Damages	13
Environmental Requirements	12
Event of Default	25
Force Majeure	33
Government Agency	13
Hazardous Material	12
Landlord	1, 16, 31
Lease Commencement Date	2
Lease Expiration Date	2
Lease Month	5
Lease Term	2
Limited Common Area	1
Master Landlord	35
Master Lease	35
Non-defaulting Party	28
Notice and Acknowledgement	19
Notices	32
Permitted Uses	2
Posted Security Requirements	19
Pro Rata Share	10
Project	1
Property	1
Rent	6
Repair Period	21
Sign	16
Structural and Safety Alterations	20
Subject Space	22
Tenant	1, 16
Tenant Affiliate	24
Tenant Group	13
Tenant’s Alterations	19
Transfer	24
Transfer Notice	22
Transfer Premium	23
Transferee	22
Transfers	22

Industrial Lease—Las Vegas, Nevada	7050 Lindell Road Las Vegas, Nevada Switch, Ltd.

ii

STANDARD INDUSTRIAL REAL ESTATE LEASE

(MULTI-TENANT NET LEASE FORM)

ARTICLE ONE            BASIC TERMS

This Article One contains the Basic Terms of this Lease between Landlord and Tenant named below. Other Articles, Sections and Paragraphs of this Lease referred to in this Article One explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.

Section 1.01. Date of Lease: November 3, 2014.

Section 1.02. Landlord: BELTWAY BUSINESS PARK WAREHOUSE NO. 1, LLC, a Nevada limited liability company.

Address of Landlord:	c/o Majestic Realty Co.
13191 Crossroads Parkway North, Sixth Floor City of Industry, California 91746 Attention: Property Management

With a copy of any notices to:

c/o Majestic Realty Co.

4050 W. Sunset Road, Suite H

Las Vegas, Nevada 89118

Attention: Property Manager

Master Landlord: (See Article Seventeen) County of Clark, a political subdivision of the State of Nevada.

Section 1.03. Tenant: SWITCH, LTD., a Nevada limited liability company.

Address of Tenant:	7135 S. Decatur Blvd. Las Vegas, Nevada 89118 Attention: Thomas Morton Telephone: (702) 715-9080

Section 1.04. Property: The Property is part of Landlord’s multi-tenant real property development that consists of three (3) buildings having a total of approximately 882,109 rentable square feet of space and described or depicted on the attached Exhibit “A” (the “Project”). The Project includes the land, the buildings and all other improvements located on the land, and the Common Areas described in Section 4.05(a) below. The Property is that approximately 99,040 rentable square foot portion (known as Suite 100) of the building that is located in the Project at 7050 Lindell Road, Las Vegas, Nevada, and identified on Exhibit “A” attached hereto (the “Building”). The square footage figures for the Project and the Property, as recited in this Section 1.04, are approximate. No adjustment will be made to the Base Rent or any other amounts payable by Tenant under this Lease (or to any other provisions of this Lease) if the actual square footage, however measured, is more or less than the square footage recited. The Property does not include any portion of, and Landlord reserves to itself the exterior walls and rooftop of the Building (the “Reserved Areas”), and all components of electrical, mechanical, plumbing, heating, and air conditioning systems and facilities located in the Property that are concealed or used in common by tenants of the Building or the Project (the “Common Systems”). Landlord’s reservation includes the right to enter the Reserved Areas to install, maintain, use, repair, alter, and replace thereon equipment that may be unrelated to the operation and use of the Building. Landlord’s reservation also includes the right (but not necessarily the obligation) to inspect, maintain, repair, alter and replace the Common Systems and to enter the Property in order to do so. Although not included within that portion of the Project designated and defined as the “Property,” Tenant shall be entitled to the exclusive use of those portions of the Project designated on the Exhibit “A” as the “Limited Common Area.” For purposes of this Lease, the areas so designated (including the exits and entrances to such areas) are sometimes collectively referred to below as the “Limited Common Area.” As provided in Section 4.05(a) below, the term “Common Area” includes the Limited Common Area. Tenant’s exclusive use of the Limited Common Area shall be, however, subject to Landlord’s right of access for the purpose of discharging its obligations under Sections 4.05 and 6.03 of this Lease, and for any of the permitted purposes described in Sections 5.03 and 5.06 of this Lease.

Industrial Lease—Las Vegas, Nevada	7050 Lindell Road Las Vegas, Nevada Switch, Ltd.

Section 1.05. Term.

(a) Lease Term: Six (6) years and three (3) months, plus the Stub Period (defined below), if applicable.

(b) Lease Commencement Date: February 1, 2015.

(c) Lease Expiration Date: April 30, 2021.

Section 1.06. Permitted Uses: (See Article Five) Only for warehousing of equipment, machinery, and vehicles related to Tenant’s data center business, and related office administration. The Property will not be used as a data center.

Section 1.07. Security Deposit: (See Section 3.03) $49,000.00.

Section 1.08. Tenant’s Guarantor: None.

Section 1.09. Brokers: (See Article Thirteen)

Landlord’s Broker:	Majestic Realty Co. 4155 W. Russell Road, Suite C Las Vegas, Nevada 89118

Tenant’s Broker:	None.

Section 1.10. Rent and Other Charges Payable by Tenant:

(a) BASE RENT: Lease Term                 Monthly Installment of Base Rent

Lease Months 1 through 24	$49,000.00
Lease Months 25 through 48	$51,940.00
Lease Months 49 through 75	$55,056.40

(b) OTHER PERIODIC PAYMENTS: (i) Real Property Taxes (see Section 4.02 below); (ii) Utilities (see Section 4.03 below); (iii) Insurance Premiums (see Section 4.04 below); and (iv) Tenant’s initial Pro Rata Share of Common Area Costs, which is eleven and 23/100 percent (11.23%) (see Section 4.05(e) below).

ARTICLE TWO          LEASE TERM

Section 2.01. Lease of Property for Lease Term. Landlord hereby leases to Tenant and Tenant leases from Landlord the Property, as described in Section 1.04 above. The term of this Lease (the “Lease Term”) shall be as set forth in Section 1.05(a) above, shall commence on the date (the “Lease Commencement Date”) set forth in Section 1.05(b) above, and shall terminate on the date (the “Lease Expiration Date”) set forth in Section 1.05(c) above, unless sooner terminated or extended as expressly provided in this Lease. The terms and provisions of this Lease shall be effective as of the date of this Lease, except for the provisions of this Lease relating to the payment of Rent.

Section 2.02. Delay in Commencement. Landlord shall not be liable to Tenant if Landlord does not deliver possession of the Property to Tenant on the Lease Commencement Date. Landlord’s non-delivery of the Property to Tenant on that date shall not affect this Lease or the obligations of Tenant under this Lease, except that the Lease Commencement Date shall be delayed until Landlord delivers possession of the Property to Tenant (unless such delay is the result of Tenant Delay, as defined below) and the Lease Term shall be extended for a period equal to the delay in delivery of possession of the Property to Tenant, plus the number of days necessary to end the Lease Term on the last day of a month. Unless such delay is the result of Tenant Delay, if Landlord does not deliver possession of the Property to Tenant

Industrial Lease—Las Vegas, Nevada	7050 Lindell Road Las Vegas, Nevada Switch, Ltd.

within one hundred twenty (120) days after the Lease Commencement Date, Tenant may elect to cancel and terminate this Lease by giving written notice to Landlord within ten (10) days after the 120-day period ends. If Tenant gives such notice, this Lease shall be canceled and terminated, and neither Landlord nor Tenant shall have any further obligations to the other, excepting only those obligations which have accrued prior to or which expressly survive termination of this Lease. If Tenant does not timely give such notice, Tenant’s right to cancel and terminate this Lease shall expire and the Lease Term shall commence upon the delivery of possession of the Property to Tenant. If the Lease Commencement Date is delayed, Landlord and Tenant shall, upon such delivery, execute an amendment to this Lease setting forth the actual Lease Commencement Date and Lease Expiration Date, substantially in the form attached as Exhibit “C” to this Lease, which Tenant shall execute and return to Landlord within five (5) days after receipt from Landlord. Failure to execute such amendment shall not affect the actual Lease Commencement Date and Lease Expiration Date. The failure of Tenant to take possession of or to occupy the Property upon delivery by Landlord shall not serve to relieve Tenant of any obligations arising on the Lease Commencement Date, and shall not delay the payment of Rent then due by Tenant. As Landlord has agreed to construct or cause the construction of certain Building Improvements (defined below) prior to the Lease Commencement Date, Landlord shall be deemed to have delivered possession of the Property to Tenant upon Substantial Completion of such Building Improvements and written notice to Tenant regarding the same, regardless of whether Tenant actually takes possession of the Property on such date. As used in this Lease, “Tenant Delay” shall mean any delay Landlord encounters in the performance of Landlord’s obligations under this Lease arising from or related to any act or omission of Tenant or its agents, employees, or contractors, including, without limitation, any delays due to (a) any changes in the scope of the work requested by Tenant, (b) any delays by Tenant in providing Landlord with information as reasonably required by Landlord to complete the Building Improvements, or (c) any delays caused by interference by Tenant or its agents, employees, or contractors with Landlord’s construction of the Building Improvements; provided, however, no such delay shall constitute a Tenant Delay unless Landlord shall have notified Tenant in writing of the occurrence of a Tenant Delay and the reasons therefore within three (3) business days following the date Landlord becomes aware of the occurrence of the event or circumstance giving rise to the delay.

Section 2.03. Intentionally Omitted.

Section 2.04. Holding Over. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant to timely surrender possession of the Property upon the expiration or earlier termination of the Lease Term will be substantial, will exceed the amount of the monthly installments of the Base Rent then payable, and will be impossible to accurately measure. Accordingly, Tenant agrees that if possession of the Property is not surrendered to Landlord on or before the expiration or earlier termination of the Lease Term, with or without the express or implied consent of Landlord, such tenancy shall be a month-to-month tenancy only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate equal to one hundred fifty percent (150%) of the Base Rent applicable immediately before the expiration or earlier termination of the Lease Term. Such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein, but Tenant shall have no right to notice of or to exercise any extension right, right of first refusal, right of first offer or other similar right. Nothing in this Lease, including this Section 2.04, shall be construed as consent by Landlord to Tenant retaining possession of the Property after the expiration or earlier termination of the Lease Term and no acceptance by Landlord of payments from Tenant after the expiration or earlier termination of the Lease Term shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Section 2.04, which provisions shall survive the expiration or earlier termination of the Lease Term. The provisions of this Section 2.04 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Property upon the expiration or earlier termination of the Lease Term, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold harmless Landlord (and Landlord’s members, managers, partners, and shareholders, as applicable, and the affiliates, employees, agents, and contractors of Landlord and its members, managers, partners, and shareholders, as applicable) from all losses, liabilities, damages, costs and expenses (including reasonable attorneys’ fees) pertaining to any third party claims resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom. Tenant, prior to Tenant’s holdover of the Property, may request from Landlord notice of the following: (1) whether Landlord has at such time entered into a new lease for the Property, and (2) whether Landlord anticipates incurring any damages as a result of Tenant’s holdover of the Property, specifying the amount of any such damages.

Industrial Lease—Las Vegas, Nevada	7050 Lindell Road Las Vegas, Nevada Switch, Ltd.

Section 2.05. Options to Extend Lease Term.

(a) Grant of Options. Landlord hereby grants to Tenant two (2) options (collectively, the “Options” and each an “Option”) to extend the Lease Term for additional consecutive terms of five (5) years each (collectively, the “Extensions” and each an “Extension”), on the same terms and conditions as set forth in this Lease, but at an increased Base Rent as set forth below and without any additional Options other than those granted in this Section 2.05. Each Option shall be exercised only by written notice delivered to Landlord not more than two hundred seventy (270) days and not less than one hundred eighty (180) days before the expiration of the initial Lease Term or the preceding Extension of the Lease Term, respectively. If Tenant fails to deliver Landlord written notice of the exercise of an Option within the prescribed time period, such Option and any succeeding Options shall lapse, and there shall be no further right to extend the Lease Term. Each Option shall be exercisable by Tenant on the express conditions that (a) at the time of the exercise, and at all times thereafter and prior to the commencement of such Extension, no Event of Default (defined below) on the part of Tenant shall exist, (b) Tenant has not been ten (10) or more days late in the payment of rent more than a total of five (5) times during the initial Lease Term and all preceding Extensions, and (c) at the time of the exercise, and at all times thereafter and prior to the commencement of such Extension, there has not been a materially adverse change in Tenant’s financial condition (as compared to Tenant’s financial condition on the date of this Lease). Following Tenant’s timely and valid exercise of an Option, Landlord shall prepare and Tenant shall execute and deliver to Landlord an amendment to this Lease confirming the term of the Extension and the amount of Base Rent payable by Tenant during such Extension. A later Option cannot be exercised unless all prior Options have been validly exercised.

(b) Personal Options. The Options are personal to the Tenant named in Section 1.03 of this Lease or any Tenant Affiliate or Permitted Purchaser described in Section 9.07 of this Lease. If Tenant subleases any portion of the Property or assigns or otherwise transfers any interest under this Lease to an entity other than a Tenant Affiliate or Permitted Purchaser prior to the exercise of an Option (whether with or without Landlord’s consent), then such Option and any succeeding Options shall lapse. If Tenant subleases any portion of the Property or assigns or otherwise transfers any interest of Tenant under this Lease to an entity other than a Tenant Affiliate or Permitted Purchaser after the exercise of an Option but prior to the commencement of the respective Extension (whether with or without Landlord’s consent), then such Option and any succeeding Options shall lapse and the Lease Term shall expire as if such Option were not exercised. If Tenant subleases any portion of the Property or assigns or otherwise transfers any interest of Tenant under this Lease to an entity other than a Tenant Affiliate or a Permitted Purchaser after the exercise of an Option and after the commencement of the Extension related to such Option, then the term of this Lease shall expire upon the expiration of the Extension during which such sublease or transfer occurred and only the succeeding Options shall lapse.

(c) Time of Essence. Time is of the essence with respect to Tenant’s exercise of the Option(s) granted in this Section 2.05.

(d) Calculation of Rent. The Base Rent during the Extensions shall be determined as follows:

(1) Fair Rental Value Adjustment. The Base Rent shall be increased on the first day of the first month of each Extension of the Lease Term (the “FRV Rental Adjustment Date”) to the “fair rental value” of the Property, determined in the following manner:

(i) Not later than one hundred (100) days prior to any applicable FRV Rental Adjustment Date, Landlord and Tenant shall meet to negotiate, in good faith, the fair rental value of the Property as of such FRV Rental Adjustment Date. If Landlord and Tenant have not agreed upon the fair rental value of the Property at least ninety (90) days prior to the applicable FRV Rental Adjustment Date, the fair rental value shall be determined by appraisal, using brokers (as provided below).

(ii) If Landlord and Tenant are not able to agree upon the fair rental value of the Property within the prescribed time period, then Landlord and Tenant shall attempt to agree in good faith upon a single broker not later than seventy-five (75) days prior to the applicable FRV Rental Adjustment Date. If Landlord and Tenant are unable to agree upon a single broker within such time period, then Landlord and Tenant shall each appoint one broker, not later than sixty-five (65) days prior to the applicable FRV Rental Adjustment Date. Within (10) days thereafter, the two appointed brokers shall appoint a third broker. If either Landlord or Tenant fails to appoint its broker within the prescribed time period, the single broker appointed shall determine the fair rental value of the Property. If both parties fail to appoint brokers within the prescribed time periods, then the first broker thereafter selected by a party shall determine the fair rental value of the Property. Each party shall bear the cost of its own broker and the parties shall share equally the cost of the single or third broker, if applicable. The brokers used shall have at least ten (10) years’ experience in the sales and leasing of commercial/industrial real property in the area in which the Property is located and shall be members of professional organizations such as the Society of Industrial Realtors, NAIOP, or their equivalent.

Industrial Lease—Las Vegas, Nevada	7050 Lindell Road Las Vegas, Nevada Switch, Ltd.

(iii) For the purposes of such appraisal, the term “fair rental value” shall mean the price that a ready and willing tenant would pay, as of the applicable FRV Rental Adjustment Date, as monthly rent to a ready and willing landlord of property comparable to the Property if such property were exposed for lease on the open market for a reasonable period of time and taking into account all of the purposes for which such property may be used. If a single broker is chosen, then such broker shall determine the fair rental value of the Property. Otherwise, the fair rental value of the Property shall be the arithmetic average of the two (2) of the three (3) appraisals which are closest in amount, and the third appraisal shall be disregarded. In no event, however, shall the Base Rent be reduced below the amount of Base Rent paid by Tenant under this Lease immediately prior to the applicable FRV Rental Adjustment Date. Landlord and Tenant shall instruct the broker(s) to complete their determination of the fair rental value not later than thirty (30) days prior to the applicable FRV Rental Adjustment Date. If the fair rental value is not determined prior to the applicable FRV Rental Adjustment Date, then Tenant shall continue to pay to Landlord the Base Rent applicable to the Property immediately prior to such Extension, until the fair rental value is determined. When the fair rental value of the Property is determined, Landlord shall deliver notice thereof to Tenant, and Tenant shall pay to Landlord, within ten (10) days after receipt of such notice, the difference between the Base Rent actually paid by Tenant to Landlord and the new Base Rent determined hereunder.

(2) Fixed Adjustment. The Base Rent shall be increased to the following amounts on the following dates: During each Extension of the Lease Term, the Base Rent shall be increased on the first day of the twenty-fifth (25th) and forty-ninth (49th) months of the Extension (each a “Rental Adjustment Date”) by a factor of six percent (6%) of the monthly Base Rent payable immediately prior to the applicable Rental Adjustment Date.

ARTICLE THREE     BASE RENT

Section 3.01. Time and Manner of Payment. Upon Tenant’s execution of this Lease, Tenant shall pay Landlord monthly Base Rent in the amount stated in Section 1.10(a) above for the first Lease Month for which Base Rent is payable. On the first day of the next Lease Month for which Base Rent is payable and each Lease Month thereafter, Tenant shall pay Landlord monthly Base Rent in the amount stated in Section 1.10(a) above, in advance, without offset, recoupment, deduction or prior demand, except as otherwise expressly provided in this Lease. The Base Rent shall be payable at Landlord’s address or at such other place as Landlord may designate in writing. The term “Lease Month” shall mean each consecutive calendar month during the Lease Term, with the first Lease Month commencing on the Lease Commencement Date if the Lease Commencement Date is the first day of a calendar month; otherwise the first Lease Month shall commence on the first day of the first calendar month following the Stub Period. If the Lease Commencement Date is a day other than the first day of a calendar month, then (a) the Lease Term shall include the number of months stated (or the number of months included within the number of years stated) in Section 1.05 above, plus the partial month in which the Lease Commencement Date falls (the “Stub Period”), and (b) the Base Rent and Additional Rent for the Stub Period shall be prorated based on the number of days in such calendar month and payable on the Lease Commencement Date.

Section 3.02. Intentionally Omitted.

Section 3.03. Security Deposit. Upon Tenant’s execution of this Lease, Tenant shall deposit with Landlord a cash Security Deposit in the amount set forth in Section 1.07 above. Landlord may apply all or part of the Security Deposit to any unpaid rent or other charges due from Tenant or to cure any other Event of Default of Tenant. If Landlord uses any part of the Security Deposit, Tenant shall restore the Security Deposit to its full amount within thirty (30) days after Landlord’s written request. Tenant’s failure to do so shall be a material default under this Lease. No interest shall be paid on the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts and no trust relationship is created with respect to the Security Deposit. Landlord shall refund the portion of the Security Deposit to which Tenant is entitled (if any) within sixty (60) days following the date that Tenant surrenders possession of the Property to Landlord in accordance with the terms and conditions of this Lease.

Section 3.04. Application of Payments. Unless otherwise designated by Landlord in its sole discretion, all payments received by Landlord from Tenant shall be applied to the oldest payment obligation owed by Tenant to Landlord. No designation by Tenant, either in a separate writing or on a check or money order, shall modify this section or have any force or effect.

Section 3.05. Termination; Advance Payments. Upon termination of this Lease under Article Seven (Damage or Destruction) of this Lease, or under Article Eight (Condemnation) of this Lease, or any other termination not resulting from Tenant’s default, and after Tenant has vacated the Property in the manner required by this

Industrial Lease—Las Vegas, Nevada	7050 Lindell Road Las Vegas, Nevada Switch, Ltd.

Lease, Landlord shall refund or credit to Tenant (or Tenant’s successor) the unused portion of the Security Deposit, any advance rent or other advance payments made by Tenant to Landlord, and any amounts paid for Real Property Taxes (defined below) and insurance which apply to any time periods after termination of this Lease, and such refund or credit shall be made within sixty (60) days following the date Tenant surrenders possession of the Property to Landlord in accordance with the terms and conditions of this Lease.

ARTICLE FOUR     OTHER CHARGES PAYABLE BY TENANT

Section 4.01. Additional Rent. All charges payable by Tenant to Landlord under this Lease other than Base Rent are called “Additional Rent.” Unless this Lease provides otherwise, Tenant shall pay all Additional Rent then due with the next monthly installment of Base Rent. The term “rent” or “Rent” shall mean Base Rent and Additional Rent. Without limitation on other obligations of Tenant that shall survive the expiration or earlier termination of the Lease Term, the obligation of Tenant to pay any accrued but unpaid Rent shall survive the expiration or earlier termination of the Lease Term. The failure of Landlord to timely furnish Tenant the amount of the Rent shall not preclude Landlord from enforcing its rights to collect such Rent.

Section 4.02. Property Taxes.

(a) Real Property Taxes. Tenant shall pay all Real Property Taxes on the Property (including any fees, taxes or assessments against, or as a result of, any tenant improvements installed on the Property by or for the benefit of Tenant) during the Lease Term. Landlord will bill Tenant monthly in advance for the estimated amount of such Real Property Taxes, and Tenant shall pay Landlord the amount of such Real Property Taxes, as Additional Rent. Landlord will pay such Real Property Taxes on or before their due date, provided Tenant has timely made such payments to Landlord. Any penalty caused by Tenant’s failure to timely make such payments shall also be Additional Rent owed by Tenant immediately upon demand.

(b) Definition of “Real Property Taxes. “Real Property Taxes” means: (i) any fee, license fee, license tax, business license fee or business privilege tax, commercial rental tax (including, without limitation, a sales tax on rents paid), levy, charge, assessment, special assessment duty, penalty or tax imposed by any taxing authority against the Property, any improvement thereon, and any leasehold improvement, fixtures, installations, and additions thereto; (ii) any tax on Landlord’s right to receive, or the receipt of, rent or income from the Property or against Landlord’s business of leasing the Property; (iii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse, water, sewer or other services provided to the Property by any governmental agency; (iv) any tax imposed upon this transaction or based upon a re-assessment of the Property due to a change of ownership, as defined by Applicable Law (defined below), or other transfer of all or part of Landlord’s interest in the Property; (v) any charge or fee replacing any tax previously included within the definition of Real Property Taxes; and (vi) legal and consulting fees, costs and disbursements incurred in connection with proceedings to contest, determine, or reduce Real Property Taxes, Landlord specifically reserving the right, but not the obligation, to contest by appropriate legal proceedings the amount or validity of any Real Property Taxes; provided, however, that Tenant’s Pro Rata Share of such costs does not exceed Tenant’s Pro Rata Share of the savings realized by such contest. “Real Property Taxes” do not, however, include Landlord’s federal or state income, franchise, inheritance or estate taxes.

(c) Joint Assessment; Tenant’s Share. If the Property is not separately assessed, Real Property Taxes for the Property shall be Tenant’s Pro Rata Share of the Real Property Taxes for the Project.

(d) Personal Property Taxes.

(i) Tenant shall pay all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to Tenant. Tenant shall diligently pursue the separate assessment of such personal property, so that it is taxed separately from the Property.

(ii) If any of Tenant’s personal property is taxed with the Property, Tenant shall pay Landlord the taxes for the personal property within thirty (30) days after Tenant receives a written statement from Landlord for such personal property taxes.

Section 4.03. Utilities. Tenant shall pay, directly to the appropriate supplier, the cost of all natural gas, heat, light, power, sewer service, telephone, fiber optic, cable or other communications or data delivery services, water, refuse disposal and other utilities and services supplied to the Property. However, if any services or utilities are jointly

Industrial Lease—Las Vegas, Nevada	7050 Lindell Road Las Vegas, Nevada Switch, Ltd.

metered with other property, Landlord shall make a reasonable determination of Tenant’s proportionate share of the cost of such utilities and services and Tenant shall pay such share to Landlord within thirty (30) days following Tenant’s receipt of an invoice therefor, together with reasonably satisfactory supporting documentation, if applicable. Tenant acknowledges and agrees that (1) this Lease is entirely separate and distinct from and independent of any and all agreements that Tenant may at any time enter into with any third party for the provision of utility services or any other services, and (2) Landlord has no obligation of any kind concerning the provision of any such services, except that Landlord may not interfere with the provision of such services. Landlord shall not be liable for any failure to furnish, stoppage of, or interruption in furnishing any of the services or utilities described in this Section 4.03, when such failure is caused by accident, breakage, repairs, strikes, lockouts, labor disputes, labor disturbances, governmental regulation, civil disturbances, terrorist acts, acts of war, moratorium or other governmental action, or any other cause beyond Landlord’s reasonable control, and, in such event, Tenant shall not be entitled to any damages nor shall any failure or interruption abate or suspend Tenant’s obligation to pay rent as required under this Lease or constitute or be construed as a constructive or other eviction of Tenant. Further, in the event any governmental authority or public utility promulgates or revises any law, ordinance, rule or regulation, or issues mandatory controls or voluntary controls relating to the use or conservation of energy, water, gas, light or electricity, the reduction of automobile or other emissions, or the provision of any other utility or service, Landlord may take any reasonably appropriate action to comply with such law, ordinance, rule, regulation, mandatory control or voluntary guideline without affecting Tenant’s obligations under this Lease (and in case of any voluntary guidelines, without adversely affecting Tenant’s use and occupancy of the Property and without increasing Tenant’s occupancy costs). Tenant recognizes that security services, if any, provided by Landlord at the Building are for the protection of Landlord’s property and under no circumstances shall Landlord be responsible for, and Tenant waives any rights with respect to, providing security or other protection for Tenant or its employees, invitees or property in or about the Property or the Building. Subject to the applicable terms and provisions of this Lease, Tenant may prepare and implement its own security plan for the Property.

Section 4.04. Insurance Policies.

(a) Liability Insurance. During the Lease Term, Tenant, at Tenant’s sole cost and expense, shall maintain a policy of commercial general liability insurance (or its equivalent) insuring Tenant against liability for bodily injury, property damage (including loss of use of property) and personal injury arising out of the operation, use or occupancy of the Property and the Limited Common Area. Tenant shall name Landlord (and any affiliate, lender or property manager of Landlord designated by Landlord) as an additional insured under such policy, and Tenant shall provide Landlord with an appropriate “additional insured” endorsement to Tenant’s liability insurance policy (in a form acceptable to Landlord) not less than ten (10) business days before the early access to or occupancy of the Property by Tenant or any other member of the Tenant Group (defined below). The initial amount of such insurance shall be not less than Three Million Dollars ($3,000,000.00) per occurrence and shall be subject to periodic increase based upon inflation, increased liability awards, recommendation of Landlord’s professional insurance advisors and other relevant factors; provided, however, that such increases shall not exceed those increases imposed by prudent owners of like properties in the Las Vegas metropolitan area. The liability insurance obtained by Tenant under this Section 4.04(a): shall (i) be primary and non-contributing; (ii) contain a “separation of insureds” clause (or equivalent); (iii) contain contractual liability coverage; (iv) provide “occurrence” based coverage; and (v) not have a deductible or self-insured retention amount in excess of Ten Thousand Dollars ($10,000.00). The amount and coverage of such insurance shall not limit Tenant’s liability nor relieve Tenant of any other obligation under this Lease. Tenant may satisfy its obligations under this Section through the use of a combination of primary and excess or umbrella coverage. Landlord may also obtain commercial general liability insurance in an amount and with coverage determined by Landlord, insuring Landlord against liability arising out of ownership, operation, use or occupancy of the Property. The policy obtained by Landlord shall not be contributory and shall not provide primary insurance.

(b) Property and Rental Income Insurance. During the Lease Term, Landlord shall maintain policies of insurance covering loss of or damage to the Property, the Project and the building improvements owned by Landlord (but expressly excluding any property Tenant is required to insure pursuant to Section 4.04(d)) below) in the full amount of their replacement cost, with such policies providing protection against loss or damage due to fire or other perils covered by the “Causes of Loss—Special Form” policy (or a similar policy containing equivalent coverage) and any other perils which Landlord, Landlord’s lender or ground lessor deems reasonably necessary. Landlord shall have the right to obtain terrorism, flood and earthquake insurance and other forms of insurance as required by any lender holding a security interest in the Property or any ground lessor. Landlord shall also have the right to obtain “green building” endorsements to its property insurance policies to ensure that the property insurance proceeds are sufficient to restore the Property to the condition that may be required to meet the applicable Green Building Standard (defined below). Landlord shall not obtain insurance for Tenant’s fixtures or equipment or building improvements installed by Tenant on the Property. During the

Industrial Lease—Las Vegas, Nevada	7050 Lindell Road Las Vegas, Nevada Switch, Ltd.

Lease Term, Landlord shall also maintain a rental income insurance policy, with loss payable to Landlord, in an amount equal to one year’s Base Rent, plus one year’s estimated recurring Additional Rent. Notwithstanding Section 4.04(d)(iv) below, Tenant shall be liable for the payment of its Pro Rata Share of any deductible amount under Landlord’s insurance policies (which deductible amount shall not exceed $10,000.00) maintained pursuant to this Section 4.04 (b); provided, however, that if the loss or damage is due to an act or omission of Tenant, then Tenant shall be responsible for payment of the entirety of such deductible amount; provided, further, that if the loss or damage is due to an act or omission of Landlord, then Tenant shall not be responsible for payment of any such deductible amount. Tenant shall also be responsible for payment of the entirety of any deductible amount under Tenant’s insurance policies. Tenant shall not do or permit anything to be done which invalidates any such insurance policies.

(c) Payment of Premiums. Tenant shall pay all premiums for the insurance policies described in Sections 4.04(a) above and shall reimburse Landlord for Tenant’s proportionate share of the cost of the insurance policies described in Section 4.04(b) above, except Landlord shall pay all premiums for non-primary commercial general liability insurance which Landlord elects to obtain as provided in Section 4.04(a) above. With respect to the premiums for the insurance policies described in Section 4.04(b) above, Landlord shall bill Tenant monthly in advance for the estimated amount of Tenant’s proportionate share of such premiums, consistent with Section 4.05(e) below, and Tenant shall pay Landlord such amount, as Additional Rent. If insurance policies maintained by Landlord cover improvements on real property other than the Property, Landlord shall deliver to Tenant a statement of the premium applicable to the Building showing in reasonable detail how Tenant’s share of the premium was computed. If the Lease Term expires before the expiration of an insurance policy maintained by Landlord, Tenant shall be liable only for Tenant’s prorated share of the insurance premiums. Subject to the provisions of Section 2.03 above, prior to the Lease Commencement Date, Tenant shall deliver to Landlord (a) either (i) a certificate of insurance (in form acceptable to Landlord) executed by an authorized officer or agent of the insurance company, certifying that the insurance that Tenant is required to maintain under this Section 4.04 is in full force and effect and containing such other information Landlord reasonably requires, or (ii) copies of the required policies of insurance or other satisfactory evidence (on which Landlord can reasonably rely) that the insurance Tenant is required to maintain under this Section 4.04 is in full force and effect, and (b) any endorsements to Tenant’s insurance policies required by this Section 4.04. At least thirty (30) days prior to the expiration of any insurance coverage Tenant is required to maintain under this Section 4.04, Tenant shall deliver to Landlord a certificate of insurance (in form acceptable to Landlord) or other satisfactory evidence (on which Landlord can reasonably rely) verifying the timely renewal of such coverage. Upon Tenant’s written request, Landlord shall deliver to Tenant a certificate of insurance (in form acceptable to Tenant) or other satisfactory evidence (on which Tenant can reasonably rely) certifying that the insurance that Landlord is required to maintain under this Section 4.04 is in full force and effect.

(d) General Insurance Provisions.

(i) Any insurance that Tenant is required to maintain under this Lease shall include a provision (by endorsement, if necessary) that requires the insurance carrier to give Landlord and Landlord’s lender (if requested) not less than thirty (30) days’ written notice prior to any cancellation (whether by Tenant or the insurer) or material modification of such coverage (i.e., a modification resulting in a decrease in the limits or types of coverage required under this Lease), including the cancellation (whether by Tenant or the insurer) or modification of any required endorsements.

(ii) If Tenant fails to deliver to Landlord or Landlord’s lender (if requested) any certificate of insurance or endorsement required under this Lease within the prescribed time period or if any such policy is canceled or modified during the Lease Term without Landlord’s consent, Landlord may obtain such insurance for Landlord’s sole benefit (but is under no obligation to do so), in which case Tenant shall reimburse Landlord for the cost of such insurance within thirty (30) days after receipt of a statement that indicates the cost of such insurance. If Tenant fails to carry the required insurance, such failure shall automatically be deemed to be a covenant by Tenant to self-insure such required coverage, with a full waiver of subrogation in favor of Landlord (in the case of deemed self-insurance of Tenant’s required property insurance); provided, however, that such failure shall remain a breach of this Lease unless cured by Tenant and any such deemed covenant to “self-insure” shall not be construed to grant Tenant the right to self-insure any of its insurance obligations under this Lease.

(iii) Landlord and Tenant shall maintain all insurance required under this Lease with companies duly authorized to issue insurance policies in the State in which the Property is located and holding a Financial Strength Rating of “A” or better, and a Financial Size Category of “XII” or larger, based on the most recent published ratings of the A.M. Best Company. Landlord and Tenant acknowledge the insurance markets are rapidly changing and that insurance in the form and amounts described in this Section 4.04 may not be available in the future. Tenant acknowledges

Industrial Lease—Las Vegas, Nevada	7050 Lindell Road Las Vegas, Nevada Switch, Ltd.

that the insurance described in this Section 4.04 is for the primary benefit of Landlord. If at any time during the Lease Term, Tenant is unable to obtain and maintain the insurance required under this Lease, Tenant shall nevertheless maintain insurance coverage which is (1) customary and commercially reasonable in the insurance industry for Tenant’s type of business, as that coverage may change from time to time, and (2) reasonably acceptable to Landlord. Landlord makes no representation as to the adequacy of such insurance to protect Landlord’s or Tenant’s interests. If Tenant believes that any such insurance coverage is inadequate, Tenant shall obtain any such additional property or liability insurance which Tenant deems necessary to protect Landlord and Tenant.

(iv) Notwithstanding anything in this Lease to the contrary, Landlord and Tenant each hereby waives any and all rights of recovery against the other, or against the members, managers, officers, employees, agents or representatives of the other (whether such right of recovery arises from a claim based on negligence or otherwise), for loss of or damage to its property or the property of others under its control, if such loss or damage is covered by any insurance policy in force (whether or not described in this Lease) at the time of such loss or damage. To the extent required under their respective policies of insurance, Landlord and Tenant shall give notice to the insurance carriers of this mutual waiver of claims and confirm that their respective policies of insurance do not prohibit this waiver and include a corresponding waiver of subrogation by the insurer.

(v) Tenant shall not do or permit to be done any act or thing upon the Property or the Project which would (a) jeopardize or be in conflict with the property insurance policies covering the Project or fixtures or property in the Project; (b) increase the rate of property insurance applicable to the Project to an amount higher than it otherwise would be for general office and warehouse use of the Project; or (c) subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being conducted at the Property.

(vi) Tenant shall, at its sole cost and expense, keep in full force and effect during the Lease Term the following additional coverage: (1) workers’ compensation insurance as required by state law; (2) employer’s liability insurance, with a limit of not less than Two Million Dollars ($2,000,000), each accident, not less than Two Million Dollars ($2,000,000) policy limit, and not less than Two Million Dollars ($2,000,000) each employee for all persons employed by Tenant who may come onto or occupy the Property; (3) commercial auto liability insurance with a limit of not less than Two Million Dollars ($2,000,000) aggregate limit for bodily injury and property damage, including owned, non-owned, and hired auto liability coverage for such vehicles driven on and around the Property and the Limited Common Area (if Tenant does not own company vehicles, a letter to that effect from an officer or principal of Tenant, in addition to proof of non-owned and hired auto liability coverage is required); and (4) “Causes of Loss – Special Form” (or a similar policy containing equivalent coverage) property insurance on a replacement cost basis, covering (i) Tenant’s personal property, whether owned, leased, or rented, including but not limited to trade fixtures, furniture, and equipment, and (iii) any interior improvements constructed within the Property and any alterations to the Property made by Tenant. Such property insurance policies of Tenant shall contain an agreed amount endorsement in lieu of a co-insurance clause, and shall be written as primary policies, not contributing with and not supplemental to the property insurance coverage that Landlord is required to carry pursuant to Section 4.04(b) above. Tenant may satisfy its liability insurance obligations under this subsection through the use of a combination of primary and excess or umbrella coverage.

(vii) If Tenant carries any of the liability insurance required hereunder in the form of a blanket policy, any certificate required hereunder shall make specific reference to the Property; provided, however, the blanket policy carried with respect to the insurance required by Tenant hereunder shall contain a “per location” endorsement assuring that any aggregate limit under such blanket policy shall apply separately to the Property and that the insurer thereunder shall provide written notice to Landlord if the available portion of such aggregate is reduced to less than the minimum amounts required under Section 4.04(a) above by either payment of claims or the establishment of reserves for claims (in which case Tenant shall be obligated to take immediate steps to increase the amount of its insurance coverage in order to satisfy the minimum requirements set forth in Section 4.04(a) above).

(viii) Tenant’s insurance obligations under this Section 4.04 are separate and independent obligations of Tenant, and are expressly not dependent or conditioned on any other obligations of Tenant under this Lease.

Section 4.05. Common Areas; Use, Maintenance and Costs.

(a) Common Areas. As used in this Lease, “Common Areas” shall mean the Limited Common Area and all areas within the Project which are available for the common use of tenants of the Project and which are not leased or held for the exclusive use of Tenant or other tenants, including, but not limited to, parking areas,

Industrial Lease—Las Vegas, Nevada	7050 Lindell Road Las Vegas, Nevada Switch, Ltd.

driveways, sidewalks, loading areas, access roads, corridors, landscaping and planted areas. Notwithstanding the above, Common Areas may also include a portion of the Project that is reserved for a particular tenant’s use (such as for reserved parking or outside storage) but maintained by Landlord with the Common Areas for administrative convenience and efficiency as is the case with Tenant’s Limited Common Area. Landlord, from time to time, may change the size, location, nature and use of any of the Common Areas, convert Common Areas into leasable areas, construct additional parking facilities (including parking structures) in the Common Areas, and increase or decrease Common Area land and/or facilities. Such activities and changes are permitted if they do not permanently, materially and adversely affect Tenant’s use of or access to the Property and the Limited Common Area. During the course of such work, Landlord will use commercially reasonable efforts to minimize the effect of any such work on the operation of Tenant’s business at the Property.

(b) Use of Common Areas. Except as otherwise provided in Section 4.05(a) above, Tenant shall have the nonexclusive right (in common with other tenants and all others to whom Landlord has granted or may grant such rights) to use the Common Areas for the purposes intended, subject to such reasonable rules and regulations as Landlord may establish from time to time. Tenant shall abide by such rules and regulations and shall cause others who use the Common Areas with Tenant’s express or implied permission to abide by Landlord’s rules and regulations. As provided in Section 1.04 above, Tenant also has the exclusive right to use the Limited Common Area, subject to the terms and conditions set forth in that Section. At any time, Landlord may close any Common Areas to perform any acts in the Common Areas as, in Landlord’s judgment, are desirable to improve the Project. Tenant shall not interfere with the rights of Landlord, other tenants or any other person entitled to use the Common Areas. Notwithstanding any language to the contrary in this Lease, Tenant’s right to use the Common Areas, including any Limited Common Area, shall automatically terminate upon termination of this Lease or upon termination of Tenant’s right to possess the Property.

(c) Maintenance of Common Areas. Landlord shall maintain the Common Areas in good order, condition and repair, and shall operate the Project, in Landlord’s sole discretion, as a first-class industrial/commercial real property development. Tenant shall pay Tenant’s Pro Rata Share (as determined below) of all costs incurred by Landlord for the operation and maintenance of the Common Areas, and other Project costs (the “Common Area Costs”). Common Area Costs include, but are not limited to, all costs and expenses for the following: utilities, water and sewage charges; maintenance of signs (other than tenants’ signs); maintenance of the ESFR fire system and pump (including testing, monitoring and servicing); maintenance of landscaped areas; association dues; premiums for liability, property damage, fire and other types of casualty insurance on the Common Areas and worker’s compensation insurance; all property taxes and assessments levied on or attributable to the Common Areas and all Common Area improvements; all personal property taxes levied on or attributable to personal property used in connection with the Common Areas; the cost of improvements made subsequent to the initial development of the Project to comply with the requirements of any law, ordinance, code, rule or regulation, including, without limitation, any “green building” laws; rental or lease payments paid by Landlord for rented or leased personal property used in the operation or maintenance of the Common Areas; fees for required licenses and permits; repairing, resurfacing, repaving, maintaining, painting, lighting, cleaning, snow removal, refuse removal, security and similar items for the Project; the cost of service contracts and maintenance expenses for heating and air conditioning systems, except to the extent undertaken by Tenant pursuant to Section 6.04(a) below; the cost of service contracts and maintenance expenses for the roof of the Project; reserves for roof replacement, exterior painting, sealing and restriping and/or resurfacing and repaving of the parking lot, driveways, and other paved areas, and other appropriate reserves; the costs of obtaining, maintaining, managing, reporting, commissioning, and re-commissioning the Building to meet the applicable Green Building Standard; and a reasonable allowance to Landlord for Landlord’s supervision and management of the Project and the Common Areas (not to exceed three percent (3%) of the gross rents of the Project for the calendar year). Landlord may cause any or all of such services to be provided by third parties and the cost of such services shall be included in Common Area Costs. Common Area Costs shall not include depreciation of real property which forms part of the Common Areas.

(d) Landscaped and Paved Areas. Consistent with Section 4.05(c) above, Landlord shall maintain, as a Common Area Cost, the landscaped and paved areas of the Project. Such maintenance shall include gardening, tree trimming, replacement or repair of landscaping, landscape irrigation systems and similar items. Such maintenance shall also include sweeping and cleaning of asphalt, concrete or other surfaces on the driveway, parking areas, yard areas, loading areas or other paved or covered surfaces. In connection with Landlord’s obligations under this Section 4.05(d), Landlord may enter into a contract with a contractor of Landlord’s choice to provide some (but not necessarily all) of the maintenance services listed above. Tenant shall pay its Pro Rata Share of the monthly cost of such contract, as part of its share of the monthly Common Area Costs.

Industrial Lease—Las Vegas, Nevada	7050 Lindell Road Las Vegas, Nevada Switch, Ltd.

(e) Tenant’s Share and Payment. Tenant shall pay Tenant’s Pro Rata Share of all Common Area Costs (prorated for any fractional month) as provided below in this Section 4.05(e). Tenant’s “Pro Rata Share” shall be calculated by dividing the rentable square foot area of the Property, as set forth in Section 1.04 of this Lease, by the aggregate rentable square foot area of the Building and any other buildings in the Project as of the date on which the computation is made. Tenant’s initial Pro Rata Share is set out in Section 1.10(b) above. Notwithstanding the above, Landlord shall have the right, from time-to-time, to equitably allocate some or all of the Common Area Costs among the space occupied by different tenants of the Project (the “Cost Pools”), in which case Tenant’s Pro Rata Share will be calculated by dividing the square foot area of the Property by the aggregate square foot area of the Cost Pool. Such Cost Pools may include, but shall not be limited to, the pooling of certain buildings within the Project as to their location with respect to a particular Common Area Cost. Any changes in the Common Area Costs and/or the aggregate area of the Project leased or held for lease during the Lease Term shall be effective on the first day of the month after such change occurs. Landlord may, at Landlord’s election, estimate in advance and charge to Tenant with the Common Area Costs the following items of Additional Rent: all Real Property Taxes for which Tenant is liable under Section 4.02 of this Lease, all insurance premiums for which Tenant is liable under Section 4.04 of this Lease, all maintenance under Section 4.05(d) of this Lease, and any other Additional Rent payable by Tenant hereunder. Landlord shall bill Tenant monthly in advance for the estimated Common Area Costs and other Additional Rent and Tenant shall pay Landlord the amount of such costs, as Additional Rent. Landlord may adjust such estimates at any time based upon Landlord’s experience and reasonable anticipation of costs. Such adjustments shall be effective as of the next rent payment date after notice to Tenant. Within one hundred twenty (120) days after the end of each calendar year of the Lease Term, Landlord shall deliver to Tenant a statement prepared in accordance with generally accepted accounting principles setting forth, in reasonable detail, the Common Area Costs and other recurring Additional Rent paid or incurred by Landlord during the preceding calendar year and Tenant’s Pro Rata Share of such costs and expenses (the “Annual Statement”). Upon receipt of the Annual Statement, there shall be an adjustment between Landlord and Tenant, with payment to or credit given by Landlord (as the case may be) so that Landlord shall receive the entire amount of Tenant’s Pro Rata Share of such costs and expenses for such period. The amount of any such credit may be used by Tenant toward payment of the next monthly installment of Additional Rent payable under this Lease. The provisions of this Section 4.05(e) shall survive the expiration or earlier termination of the Lease Term.

Section 4.06. Late Charges. Tenant’s failure to pay rent promptly may cause Landlord to incur unanticipated costs. The exact amount of such costs is impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by any ground lease, mortgage or trust deed encumbering the Property. Therefore, if Landlord does not receive any rent payment within five (5) business days after it becomes due, Tenant shall pay Landlord a late charge equal to ten percent (10%) of the overdue amount. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment. If Tenant shall be served with a demand for payment of past due rent or any other charge, any payments tendered thereafter to cure any default of Tenant shall be made only by cashier’s check, wire transfer, or other immediately available funds. Notwithstanding the above, Landlord agrees not to impose such late charge unless, immediately after its receipt of written notice from Landlord, Tenant fails to deliver such delinquent payment by nationally recognized commercial overnight courier (for next business day delivery); provided, however, that Landlord is under no obligation to provide more than one (1) such notice in any consecutive 12-month period.

Section 4.07. Interest on Past Due Obligations. In addition to any late charge imposed pursuant to Section 4.06 above, any amount owed by Tenant to Landlord (or by Landlord to Tenant) which is not paid within five (5) business days after it becomes due shall bear interest at the rate of twelve percent (12%) per annum from the due date of such amount (“Interest”); provided, however, that no interest shall be payable on any late charges imposed on Tenant under this Lease. The payment of interest on such amounts shall not excuse or cure any default by Tenant or Landlord under this Lease. If the interest rate specified in this Section 4.07, or any other charge or payment due under this Lease which may be deemed or construed as interest, is higher than the rate permitted by law, such interest rate is hereby decreased to the maximum legal interest rate permitted by law.

ARTICLE FIVE              USE OF PROPERTY

Section 5.01. Permitted Uses. Tenant may use the Property only for the Permitted Uses set forth in Section 1.06 above and for no other purpose whatsoever; provided that such Permitted Uses (i) do not create any unusual or atypical wear and tear on the Building or constitute waste of the Property; (ii) do not create any atypical risk of Environmental Damages or Hazardous Material contamination on the Property; (iii) do not create obnoxious (as to a reasonable person) odors or noise that escapes the Property; (iv) do not include storage of tires, chemicals (other than those permitted under Section 5.03 below) or explosives or other products made with like materials; and (v) do not involve fabrication or manufacturing, except as expressly permitted in Section 1.06 above.

Industrial Lease—Las Vegas, Nevada	7050 Lindell Road Las Vegas, Nevada Switch, Ltd.

Section 5.02. Manner of Use. Tenant shall not cause or permit the Property to be improved, developed, or used in any way which constitutes a violation of any law, statute, ordinance, or governmental regulation or order, or other governmental requirement now in force or which may hereafter be enacted or promulgated, including, without limitation, any “green building” ordinance, law or regulation (collectively, “Applicable Laws”), or which unreasonably interferes with the rights of other tenants of Landlord, or which constitutes a nuisance or waste. Tenant shall obtain and pay for all permits required for Tenant’s occupancy of the Property, and for all business licenses, and shall promptly take all actions necessary to comply with all applicable statutes, ordinances, rules, regulations, orders and requirements regulating the use by Tenant of the Property, including without limiting to the Occupational Safety and Health Act. Notwithstanding the foregoing, Landlord shall, at Tenant’s sole cost and expense, cooperate with Tenant in executing permitting applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain from the applicable governmental authority a High Pile Stock Permit (or comparable permit), if needed. Tenant, at Tenant’s sole cost and expense, shall be responsible for the installation of any fire hose valves, draft curtains, smoke venting and any additional fire protection systems (including, without limitation, fire extinguishers) that may be required by the fire department or any governmental agency because of Tenant’s specific use of the Property.

Tenant shall, at its sole cost and expense, promptly comply with any Applicable Laws which relate to (or are triggered by) (i) Tenant’s use of the Property, and (ii) any alteration or any tenant improvements made by Tenant or at the request of Tenant. Should any standard or regulation now or hereafter be imposed on Tenant by any federal, state or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any Applicable Laws, shall be conclusive of that fact as between Landlord and Tenant. Tenant shall immediately notify Landlord in writing of any water infiltration at the Property of which Tenant becomes aware.

Section 5.03. Hazardous Materials.

5.03.1 Definitions.

A. “Hazardous Material” means any substance, whether solid, liquid or gaseous in nature:

(i) the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law; or

(ii) which is or becomes defined as a “hazardous waste,” “hazardous substance,” pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. section 9601 et seq.) and/or the Resource Conservation and Recovery Act (42 U.S.C. section 6901 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. section 1801 et seq.), the Federal Water Pollution Control Act (33 U.S.C. section 1251 et seq.), the Clean Air Act (42 U.S.C. section 7401 et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. section 2601 et seq.), and the Occupational Safety and Health Act (29 U.S.C. section 651 et seq.), as these laws have been amended or supplemented; or

(iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous or is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, the State of Nevada or any political subdivision thereof; or

(iv) the presence of which on the Property or the Project causes or threatens to cause a nuisance upon the Property or the Project or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about the Property; or

(v) the presence of which on adjacent properties could constitute a trespass by Tenant; or

Industrial Lease—Las Vegas, Nevada	7050 Lindell Road Las Vegas, Nevada Switch, Ltd.

(vi) without limitation which contains gasoline, diesel fuel or other petroleum hydrocarbons (provided that Hazardous Materials shall not include any such products that are contained solely within a motor vehicle); or

(vii) without limitation which contains polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde foam insulation; or

(viii) without limitation which contains radon gas, other than naturally-occurring conditions at the Property or Project.

B. “Environmental Requirements” means all applicable present and future:

(i) statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items (including, but not limited to those pertaining to reporting, licensing, permitting, investigation and remediation), of all Governmental Agencies; and

(ii) all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to the protection of human health or the environment, including, without limitation, all requirements pertaining to emissions, discharges, releases, or threatened releases of Hazardous Materials into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials.

C. “Environmental Damages” means all claims, judgments, damages, losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs, and expenses (including the expense of investigation and defense of any claim, whether or not such claim is ultimately defeated, or the amount of any good faith settlement or judgment arising from any such claim) of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable (including without limitation reasonable attorneys’ fees and disbursements and consultants’ fees) any of which are incurred at any time as a result of the existence of Hazardous Material upon, about, or beneath the Property or the Project or migrating or threatening to migrate to or from the Property or the Project, or the existence of a violation of Environmental Requirements pertaining to the Property or the Project and the activities thereon, regardless of whether the existence of such Hazardous Material or the violation of Environmental Requirements arose prior to the present ownership or operation of the Property. Environmental Damages include, without limitation:

(i) damages for personal injury, or injury to property or natural resources occurring upon or off of the Property, including, without limitation, lost profits, consequential damages, the cost of demolition and rebuilding of any improvements on real property, interest, penalties and damages arising from claims brought by or on behalf of employees of Tenant (with respect to which Tenant waives any right to raise as a defense against Landlord any immunity to which it is entitled under any worker’s compensation laws);

(ii) fees, costs or expenses incurred for the services of attorneys, consultants, contractors, experts, laboratories and all other costs incurred in connection with the investigation or remediation of such Hazardous Materials in a manner consistent with this Section 5.03 or violation of such Environmental Requirements, including, but not limited to, the preparation of any feasibility studies or reports or the performance of any cleanup, remediation, removal, response, abatement, containment, closure, restoration or monitoring work required by any Governmental Agency under any Environmental Requirements or reasonably necessary to make full economic use of the Property and the Project in a manner consistent with its current use, and including, without limitation, any attorneys’ fees, costs and expenses incurred in enforcing the provisions of this Lease or collecting any sums due hereunder;

(iii) liability to any third person or Governmental Agency to indemnify such person or Governmental Agency for costs expended in connection with the items referenced in subsection (ii) above; and

(iv) actual diminution in the fair market value of the Property or the Project including, without limitation, any reduction in fair market rental value or life expectancy of the Property or the Project or the improvements located thereon or the restriction on the use of or adverse impact on the marketing of the Property or the Project or any portion thereof.

Industrial Lease—Las Vegas, Nevada	7050 Lindell Road Las Vegas, Nevada Switch, Ltd.

D. “Governmental Agency” means all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, states, counties, cities and political subdivisions thereof.

E. The “Tenant Group” means Tenant, Tenant’s successors, assignees, guarantors, officers, members, managers, directors, agents, employees, contractors, invitees, permitees or other parties under the supervision or control of Tenant or entering the Property during the Lease Term at the request of or with the permission of Tenant, other than Landlord or Landlord’s agents, employees, contractors, invitees, permitees or other parties under the supervision or control of Landlord.

5.03.2 Prohibitions.

A. Other than (i) normal quantities of general office and cleaning supplies containing de minimis amounts of Hazardous Material (ii) those Hazardous Materials that may be contained within vehicles, equipment, and machinery operated at the Property (e.g., fuel in a vehicle’s tank) or contained in original packaging from manufacturer and temporarily held by Tenant while in transit, so long as such items are handled by Tenant in strict compliance with all Environmental Requirements, and (iii) except as specified on Exhibit “B” attached hereto, Tenant shall not cause, permit or suffer any Hazardous Material to be brought upon, treated, kept, stored, disposed of, discharged, released, produced, manufactured, generated, refined or used upon, about or beneath the Property and the Limited Common Area by the Tenant Group, or any other person without the prior written consent of Landlord. From time to time during the Lease Term, Tenant may request Landlord’s approval of Tenant’s use of other Hazardous Materials, which approval may be withheld in Landlord’s sole discretion. Before the date of Tenant’s occupancy of the Property, Tenant shall provide to Landlord for those Hazardous Materials described on Exhibit “B”: (a) a description of handling, storage, use and disposal procedures; and (b) all “community right to know” plans or disclosures and/or emergency response plans which Tenant is required to supply to local Governmental Agencies pursuant to any Environmental Requirements.

B. Tenant shall not cause or permit the existence or the commission by the Tenant Group, or by any other person, of a violation of any Environmental Requirements upon, about or beneath the Property or the Project.

C. Tenant shall neither create or permit to exist, nor permit the Tenant Group to create or permit to exist any environmental lien, security interest or similar charge or encumbrance with respect to the Property or the Project, including without limitation, any lien imposed pursuant to section 107(f) of the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C. section 9607(l)) or any similar state statute.

D. Except as otherwise expressly allowed by Section 5.03.2(A) above, Tenant shall not install, operate or maintain any above or below grade tank, sump, pit, pond, lagoon or other storage or treatment vessel or device on the Property without Landlord’s prior written consent, which may be withheld in Landlord’s sole and absolute discretion.

5.03.3 Indemnity.

A. Tenant, its successors, assigns and guarantors, agree to indemnify, defend, reimburse and hold harmless:

(i) Landlord; and

(ii) any other person who acquires all or a portion of the Property in any manner (including purchase at a foreclosure sale) and becomes entitled to exercise the rights and remedies of Landlord under this Lease; and

(iii) the directors, officers, shareholders, employees, partners, members, managers, agents, contractors, subcontractors, licensees, affiliates, lessees, mortgagees, trustees, heirs, devisees, successors, assigns and invitees of Landlord and of such persons;

from and against any and all Environmental Damages which exist as a result of the activities or negligence of the Tenant Group relating to the Property or Project, to the extent of the same or which exist as a result of the breach of any warranty or covenant or the inaccuracy of any representation of Tenant contained in this Section 5.03, or by Tenant’s remediation of the Property (subject to the provisions of Section 5.03.4 below) or the Project or failure to meet its obligations contained in this Lease.

Industrial Lease—Las Vegas, Nevada	7050 Lindell Road Las Vegas, Nevada Switch, Ltd.

B. The obligations contained in this Section 5.03.3 shall include, but not be limited to, the burden and expense of defending all claims, suits and administrative proceedings, even if such claims, suits or proceedings are groundless, false or fraudulent, and conducting all negotiations of any description, and paying and discharging, when and as the same become due, any and all judgments, penalties or other sums due against such indemnified persons. Landlord, at its sole expense (and without charge-back to Tenant), may employ additional counsel of its choice to associate with counsel representing Tenant.

C. Landlord shall have the right but not the obligation to join and participate in, and jointly control, if it so elects, at Tenant’s expense, any legal proceedings or actions initiated in connection with Tenant’s activities. Landlord may also jointly negotiate, defend, approve and appeal any action taken or issued by any applicable Governmental Agency with regard to contamination of the Property or the Project by a Hazardous Material, all at Tenant’s expense.

D. The obligations of Tenant in this Section 5.03.3 shall survive the expiration or termination of this Lease.

E. The obligations of Tenant under this Section 5.03.3 shall not be affected by any investigation by or on behalf of Landlord, or by any information which Landlord may have or obtain with respect thereto.

5.03.4 Obligation to Remediate. In addition to the obligation of Tenant to indemnify Landlord pursuant to this Lease, Tenant shall, upon approval and demand of Landlord, at its sole cost and expense and using contractors approved by Landlord (such approval not to be unreasonably withheld, conditioned, or delayed), promptly take all actions to remediate the Property and the Project which are required by any Governmental Agency, or which are reasonably necessary to mitigate Environmental Damages or to allow full economic use of the Property and the Project, which remediation is necessitated from the presence upon, about or beneath the Property and the Project, at any time during or upon termination of this Lease (whether discovered during or following the Lease Term), of a Hazardous Material or a violation of Environmental Requirements existing as a result of the activities or negligence of the Tenant Group. Such actions shall include, but not be limited to, the investigation of the environmental condition of the Property and the Project, the preparation of any feasibility studies, reports or remedial plans, and the performance of any cleanup, remediation, containment, operation, maintenance, monitoring or restoration work required by this Section 5.03, whether on or off the Property, which shall be performed in a manner approved by Landlord (such approval not to be unreasonably withheld, conditioned, or delayed). To the extent practicable, Tenant shall take all actions necessary to restore the Property and the Project to the condition existing prior to the introduction of Hazardous Material upon, about or beneath the Property and the Project, notwithstanding any lesser standard of remediation allowable under Applicable Law or governmental policies.

5.03.5 Right to Inspect. Landlord shall have the right in its sole and absolute discretion, but not the duty, to enter and conduct an inspection of the Property and the Limited Common Area, including invasive tests, at any reasonable time to determine whether Tenant is complying with the terms of this Lease, including but not limited to the compliance of the Property and the Limited Common Area and the activities thereon with Environmental Requirements and the existence of Environmental Damages as a result of the condition of the Property and the Limited Common Area or surrounding properties and activities thereon. Landlord shall have the right, but not the duty, to retain any independent professional consultant (the “Consultant”) to enter the Property and the Limited Common Area to conduct such an inspection or to review any report prepared by or for Tenant concerning such compliance. The cost of the Consultant shall be paid by Landlord unless such investigation discloses a violation of any Environmental Requirement by the Tenant Group or the existence of a Hazardous Material on the Property and the Limited Common Area or any other property caused by the activities or negligence of the Tenant Group (other than Hazardous Materials used in compliance with all Environmental Requirements and previously approved by Landlord), in which case Tenant shall pay the cost of the Consultant. Tenant hereby grants to Landlord, and the agents, employees, consultants and contractors of Landlord the right to enter the Property and the Limited Common Area and to perform such tests on the Property and the Limited Common Area as are reasonably necessary to conduct such reviews and investigations. Landlord shall use commercially reasonable efforts to minimize interference with the business of Tenant. Landlord’s entry onto the Property and the Limited Common Area pursuant to this Section is subject to compliance with Tenant’s reasonable security procedures, which will be applicable to and fairly imposed on all persons seeking such access.

Industrial Lease—Las Vegas, Nevada	7050 Lindell Road Las Vegas, Nevada Switch, Ltd.

5.03.6 Notification. If Tenant shall become aware of or receive notice or other communication concerning any actual, alleged, suspected or threatened violation of Environmental Requirements, or liability of Tenant for Environmental Damages in connection with the Property or past or present activities of any person thereon, including but not limited to notice or other communication concerning any actual or threatened investigation, inquiry, lawsuit, claim, citation, directive, summons, proceeding, complaint, notice, order, writ, or injunction, relating to same, then Tenant shall deliver to Landlord within ten (10) days of the receipt of such notice or communication by Tenant, a written description of said violation, liability, or actual or threatened event or condition, together with copies of any documents evidencing same. Receipt of such notice shall not be deemed to (i) create any obligation on the part of Landlord to defend or otherwise respond to any such notification, or (ii) create any liability of Tenant for the information contained in such notification.

If requested in writing by Landlord, Tenant shall disclose to Landlord the names and amounts of all Hazardous Materials other than general office and cleaning supplies and other substances disclosed on the attached Exhibit “B” and referred to in Section 5.03.2 of this Lease, which are then being used, generated, treated, handled, stored or disposed of on the Property or (if known) which Tenant intends to use, generate, treat, handle, store or dispose of on the Property. The foregoing in no way shall limit the necessity for Tenant obtaining Landlord’s consent pursuant to Section 5.03.2 of this Lease.

5.03.7 Surrender of Property. In the ninety (90) days prior to the expiration or termination of the Lease Term, and for up to ninety (90) days after the later to occur of: (i) Tenant’s full surrender to Landlord of exclusive possession of the Property and the Limited Common Area; and (ii) the termination of this Lease, Landlord may have an environmental assessment of the Property and the Limited Common Area performed in accordance with Section 5.03.5 of this Lease. Tenant shall perform, at its sole cost and expense, any clean-up or remedial work recommended by the Consultant which is necessary to remove, mitigate or remediate any Hazardous Materials and/or contamination of the Property or the Project caused by the activities or negligence of the Tenant Group, to the extent required by Section 5.03.4 above.

5.03.8 Assignment and Subletting. In the event this Lease provides that Tenant may assign this Lease or sublet the Property subject to Landlord’s consent and/or certain other conditions, and if the proposed assignee’s or subtenant’s activities in or about the Property involve the use, handling, storage or disposal of any Hazardous Materials other than those used by Tenant and in quantities and processes similar to Tenant’s uses in compliance with this Lease, (i) it shall be reasonable for Landlord to withhold its consent to such assignment or sublease in light of the risk of contamination posed by such activities and/or (ii) Landlord may, in its sole and absolute discretion, impose an additional condition to such assignment or sublease which requires Tenant to reasonably establish that such assignee’s or subtenant’s activities pose no materially greater risk of contamination to the Property than do Tenant’s permitted activities in view of: (a) the quantities, toxicity and other properties of the Hazardous Materials to be used by such assignee or subtenant; (b) the precautions against a release of Hazardous Materials such assignee or subtenant agrees to implement; (c) such assignee’s or subtenant’s financial condition as it relates to its ability to fund a major clean-up; and (d) such assignee’s or subtenant’s policy and historical record respecting its willingness to respond to the clean-up of a release of Hazardous Materials.

5.03.9 Landlord’s Representation and Warranty; Landlord’s Environmental Covenant. As of the date of this Lease, Landlord represents and warrants to Tenant that to Landlord’s current actual knowledge, the Property is free of any Hazardous Materials in reportable quantities in violation of any Environmental Requirements. The phrase “Landlord’s current actual knowledge” shall mean and refer only to the current actual (as opposed to imputed, implied or constructive) knowledge of the officers of Landlord having direct operational responsibility for the Project, with the express limitations and qualifications that the knowledge of any contractor or consultant shall not be imputed to Landlord and none of such officers has made any special investigation or inquiry, and none of such officers has any duty or obligation of diligent investigations or inquiry, or any other duty or obligation, to acquire or to attempt to acquire information beyond or in addition to the current actual knowledge of such persons. Notwithstanding anything to the contrary in this Section 5.03, Tenant shall have no liability of any kind to Landlord (including any remediation costs) for or in connection with (a) any pre-existing Hazardous Materials located at the Property or the Project as of the date of this Lease (a “Pre-Existing Environmental Condition”), (b) Hazardous Materials at the Property or the Project resulting from the activities or negligence of Landlord or its employees, agents, contractors or invitees during the Lease Term (collectively, the “Landlord Group”), and (c) Hazardous Materials at the Property or the Project resulting from the activities or negligence of any other tenant or occupant in the Project and its employees or agents (collectively, “Other Tenants”) during the Lease Term. If, during the Lease Term, the presence of Hazardous Materials resulting from the activities or negligence of the Landlord Group or Other Tenants or any Pre-Existing Environmental Condition is discovered by Landlord or Tenant at the Property or Project and such presence materially and adversely affects Tenant’s conduct of business at the Property or results in any claim, order, proceeding or demand being filed or asserted against Tenant by any person or authority, then Landlord, at its sole cost and expense (or at the sole cost and expense of the Other Tenants, as applicable), shall cause such Hazardous Materials or Pre-Existing Environmental Condition to be remediated and brought into compliance with the Environmental Requirements.

Industrial Lease—Las Vegas, Nevada	7050 Lindell Road Las Vegas, Nevada Switch, Ltd.

5.03.10 Survival of Hazardous Materials Obligation. Tenant’s breach of any of its covenants or obligations under this Section 5.03 shall constitute a material default under this Lease. The obligations of Tenant under this Section 5.03 shall survive the expiration or earlier termination of this Lease without any limitation, and shall constitute obligations that are independent and severable from Tenant’s covenants and obligations to pay rent under this Lease.

Section 5.04. Auctions and Signs. Tenant shall not conduct or permit any auctions or sheriff’s sales at the Property. Subject to Landlord’s prior written approval (which shall not be unreasonably withheld, conditioned, or delayed), and provided all signs are in keeping with the quality, design and style of the business park within which the Property is located, Tenant, at its sole cost and expense, may install an identification sign (“Sign”) at the Property; provided, however, that (i) the size, color, location, materials and design of the Sign shall be subject to Landlord’s prior written approval (which shall not be unreasonably withheld, conditioned, or delayed); (ii) the Sign shall comply with all applicable governmental rules and regulations and the Property’s covenants, conditions and restrictions; (iii) the Sign shall not be painted directly on the Building or attached or placed on the roof of the Building; and (iv) Tenant’s continuing signage right shall be contingent upon Tenant maintaining the Sign in a first-class condition. Tenant shall be responsible for all costs incurred in connection with the design, construction, installation, repair and maintenance of the Sign. Upon the expiration or earlier termination of this Lease, Tenant shall cause the Sign to be removed and shall repair any damage caused by such removal (including, but not limited to, patching and painting), all at Tenant’s sole cost and expense. Except for the Sign, no other sign, notice, logos, picture, names or advertisement may be posted or installed at the Property, Building or Project by or on behalf of or at the request of Tenant without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved in writing by Landlord, may be removed by Landlord, without notice to Tenant, at Tenant’s sole cost and expense.

Section 5.05. Indemnity. To the extent permitted by Applicable Law, Tenant shall indemnify, defend, protect and hold harmless Landlord (and Landlord’s members, managers, partners, and shareholders, as applicable, and the affiliates, employees, agents, and contractors of Landlord and its members, managers, partners, and shareholders, as applicable) and Landlord’s property manager from any and all costs, claims, loss, damage, expense and liability (including without limitation court costs, litigation expenses, and reasonable attorneys’ fees) incurred in connection with or arising from: (a) Tenant’s use of the Property and the Common Areas (including the Limited Common Area), including, but not limited to, those arising from any accident, incident, injury or damage, however and by whomsoever caused (except to the extent of any claim arising out of Landlord’s gross negligence or willful misconduct), to any person or property occurring in or about the Property; (b) the conduct of Tenant’s business or anything else done or permitted by Tenant to be done in or about the Property; (c) any breach or default in the performance of Tenant’s obligations under this Lease; (d) any misrepresentation or breach of warranty by Tenant under this Lease; or (e) other acts or omissions of Tenant. As used in this Section, the term “Tenant” shall include Tenant’s employees, agents, contractors and invitees, if applicable. The provisions of this Section 5.05 shall survive the expiration or earlier termination of this Lease with respect to any claims or liability occurring prior to such expiration or earlier termination, and shall constitute obligations that are independent and severable from Tenant’s covenants and obligations to pay rent under this Lease.

Section 5.06. Landlord’s Access. Landlord reserves the right at all reasonable times and upon reasonable notice (at least 72 hours’ notice, except in case of an emergency) to Tenant to enter the Property and the Limited Common Area to (i) inspect it; (ii) show the Property to prospective purchasers, mortgagees or tenants, or to the ground or underlying lessors; (iii) post notices of non-responsibility; (iv) alter, improve or repair the Property; or (v) place “For Sale” and “For Lease” signs on the Property. Notwithstanding anything to the contrary contained in this Section 5.06, Landlord may enter the Property at any time to (A) perform services required of Landlord; (B) take possession due to any breach of this Lease, in the manner provided in this Lease, and consistent with Applicable Law; and (C) perform any covenants of Tenant which Tenant fails to perform within thirty (30) days following Landlord’s written notice and demand therefor, except in the case of an emergency. Any such entries shall be without the abatement of Rent and shall include the right to take such reasonable steps as required to accomplish the stated purposes. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant’s business, lost profits, any loss of occupancy or quiet enjoyment of the Property, and any other loss occasioned thereby. For each of the above purposes, Landlord may request and Tenant shall provide a key with which to unlock all the doors in the Property. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Property. Any entry into the Property in the manner described above shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Property, or an actual or constructive eviction of Tenant from any portion of the Property. Notwithstanding the above, except in case of an emergency or an Event of Default, Landlord’s entry into the Property is subject to Landlord’s compliance with Tenant’s reasonable security procedures, which shall be applicable and fairly imposed on all persons seeking access to the Property.

Industrial Lease—Las Vegas, Nevada	7050 Lindell Road Las Vegas, Nevada Switch, Ltd.

Section 5.07. Vehicle Parking. Tenant shall be entitled to use (i) those reserved parking spaces located adjacent to the Property within the Limited Common Area, as shown on Exhibit “A” attached hereto, and (ii) an additional twenty (20) unreserved spaces in the designated passenger vehicle parking area located Common Area adjacent to the Property, without paying any additional Rent, other than the usual charges pertaining to the operation and maintenance of the Common Areas. Tenant’s parking stalls in the Common Area shall be limited to vehicles no larger than standard size automobiles or pickup utility vehicles. Tenant shall not allow large trucks or other large vehicles to be parked within the Project (other than in designated areas) or on the adjacent public streets; provided, however, that the parking or storing of large trucks and other commercial vehicles is allowed in front of, adjacent and perpendicular to Tenant’s dock high loading doors at the Property, so as to be on the concrete apron adjacent to such doors, or in other areas specifically designated by Landlord for such purpose. Temporary parking of large delivery vehicles at the Project may be permitted by the rules and regulations established by Landlord. Vehicles shall be parked only in striped parking spaces and not in driveways, loading areas or other locations not specifically designated for parking. Handicapped spaces shall only be used by those legally permitted to use them. If Tenant parks more vehicles in the parking area than as permitted above or parks outside the designated parking area shown on Exhibit “A”, then such conduct shall be a material breach of this Lease. In addition to Landlord’s other remedies under this Lease, Tenant shall pay a daily charge determined by Landlord for each such additional vehicle.

Section 5.08. Quiet Possession. If Tenant pays the rent and observes and performs all other terms, covenants and conditions on Tenant’s part to be observed and performed under this Lease, Landlord agrees to defend Tenant’s right to quiet enjoyment of the Property for the Lease Term against any party claiming by, through or under Landlord, subject to the provisions of this Lease.

ARTICLE SIX              CONDITION OF PROPERTY; MAINTENANCE, REPAIRS AND ALTERATIONS

Section 6.01. Existing Conditions. Subject to the performance of Landlord’s obligations under Article Fourteen below, Tenant accepts the Property in its “as-is” condition as of the earlier of Tenant’s occupancy of the Property or the Lease Commencement Date, subject to all recorded matters, laws, ordinances, and governmental regulations and orders. Except as expressly provided in this Lease, Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representations or warranties, express or implied, whatsoever with respect to the condition of the Property, the Building or any portion of the Project, or any buildings or other improvements on or comprising a part of either of same, nor with respect to the fitness or suitability thereof for any particular use or purpose, and Tenant hereby waives any and all such warranties, express or implied, including specifically but without limitation any warranty or representation of suitability. Tenant represents and warrants that Tenant has made its own inspection of and inquiry regarding the condition of the Property (or has had the opportunity to do so) and is not relying on any representations of Landlord or any Broker with respect thereto.

Section 6.02. Exemption of Landlord from Liability. To the extent permitted by Applicable Law, Landlord shall not be liable for (and Tenant assumes the risk of ) any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Tenant, Tenant’s employees, invitees, customers or any other person in or about the Property, whether such damage or injury is caused by or results from: (a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; (c) conditions arising in or about the Property or upon other portions of the Project, or from other sources or places; (d) criminal acts or entry by unauthorized persons into the Property or the Building; or (e) any act or omission of any other tenant of Landlord. Landlord shall not be liable for any such damage or injury even though the cause of or the means of repairing such damage or injury are not accessible to Tenant. The provisions of this Section 6.02 shall not, however, exempt Landlord from liability to the extent of Landlord’s gross negligence or willful misconduct, and are subject to Section 4.04(d)(iv) above.

Section 6.03. Landlord’s Obligations.

(a) Except as provided in Article Seven (Damage or Destruction) and Article Eight (Condemnation), Landlord shall keep the following in good order, condition and repair (subject to ordinary wear and tear), including replacement, as needed: (i) structural portions of the foundations, exterior walls and roof (including the roof membrane) of the Property (including painting the exterior surface of the exterior walls of the Property as often as is necessary, in

Industrial Lease—Las Vegas, Nevada	7050 Lindell Road Las Vegas, Nevada Switch, Ltd.

Landlord’s reasonable judgment), and (ii) all Common Systems. Consistent with the provisions of Section 6.04(a) below, Landlord may elect to maintain a preventive maintenance service contract for the Property’s heating and air conditioning systems. Landlord shall not be obligated to maintain or repair (or replace) the floor, windows, skylights, doors, plate glass or the interior surfaces of exterior walls. Landlord shall make repairs required under this Section 6.03 within a reasonable time after receipt of written notice from Tenant of the need for such repairs. Landlord’s obligations under this Section 6.03(a) are in addition to those contained in Section 4.05 above.

(b) Except for the structural portions of (i) the foundations, (ii) the exterior walls, and (iii) the roof of the Property, which shall remain Landlord’s responsibility at Landlord’s sole cost and without charge-back to Tenant, Tenant shall pay or reimburse Landlord for all costs Landlord incurs under Section 6.03(a) above as Common Area Costs, as provided in Section 4.05 of this Lease. Tenant waives the benefit of any statute in effect now or in the future which might give Tenant the right to make repairs at Landlord’s expense or to terminate this Lease due to Landlord’s failure to keep the Property in good order, condition and repair; provided, however, that nothing in this sentence or elsewhere in this Lease shall or is intended to abrogate Tenant’s common law right to assert a claim against Landlord for constructive eviction.

Section 6.04. Tenant’s Obligations.

(a) Except as provided in Section 4.05 (c) above with respect to Landlord’s obligations for the performance of certain work at the Property that is the subject of Common Area Costs, Section 6.03 (Landlord’s Obligations) above, Article Seven (Damage or Destruction) below, and Article Eight (Condemnation) below, Tenant, at Tenant’s sole cost and expense, shall keep all portions of the Property (including structural, nonstructural, interior, exterior, systems and equipment) in good order, condition and repair. If any portion of the Property or any system or equipment in the Property that Tenant is obligated to repair cannot be fully repaired or restored (in Landlord’s judgment), Tenant shall promptly replace (subject to Landlord’s right to undertake such responsibility) such portion of the Property or system or equipment in the Property. The cost of such replacement shall be amortized (using a rate of interest reasonably determined by Landlord, but not to exceed 10%) over the useful life as reasonably determined by Landlord in a manner consistent with generally accepted accounting principles, and Tenant shall be liable only for that portion of the cost which is applicable to the remaining Lease Term (as it may be extended) (the “Useful Life Allocation”), and if the full replacement cost is initially borne by Tenant, Landlord shall reimburse Tenant or provide Tenant with a credit against future Additional Rent obligations in an amount equal to Landlord’s share of such total cost. Tenant shall maintain a preventive maintenance service contract providing for the regular inspection and maintenance of the Property’s heating and air conditioning systems (the “HVAC Systems”) by a licensed heating and air conditioning contractor, unless Landlord is obligated to maintain all or a portion of such equipment pursuant to Section 6.03(a) above, or unless Landlord makes the election described in the next succeeding sentence. Landlord shall have the right, upon written notice to Tenant, to undertake the responsibility for preventive maintenance of all or a portion of the HVAC Systems at Tenant’s expense, the cost of which shall be paid by Tenant as Additional Rent. Notwithstanding any language to the contrary in this Section 6.04(a), Tenant shall pay the full cost of such repair or replacement of the HVAC Systems and is not entitled to the benefit of the Useful Life Allocation if Tenant has failed to obtain and maintain the preventive maintenance contracts for the HVAC Systems, as required above (and assuming Landlord has not elected to do so). If any part of the Property or the Project is damaged by any act or omission of Tenant (such as damage to the floor slab caused by overloading), Tenant shall pay Landlord the cost of repairing or replacing such damaged property, whether or not Landlord would otherwise be obligated to pay the cost of maintaining or repairing such property and without the benefit of the Useful Life Allocation. It is the intention of Landlord and Tenant that, at all times during the Lease Term, Tenant shall maintain the Property in an attractive, first-class and fully operative condition. Without limiting the generality of the provisions contained above in this Section 6.04(a), Tenant agrees to repair any damage caused by the transportation and storage of its products in, on, or about the Property, including, but not limited to any damage to the Property’s concrete floor slab, adjoining concrete ramps, adjoining concrete truck apron, and adjoining concrete or asphalt parking and access areas due to the use of forklifts or other equipment or vehicles hauling Tenant’s products or otherwise, but excluding ordinary wear and tear. Tenant’s repair obligation described in the immediately preceding sentence shall include the replacement of any damaged areas of the Property or the Project, if repair is impracticable, so as to restore such areas to the condition existing prior to such damage, and in such event Tenant shall not be entitled to the benefit of the Useful Life Allocation.

(b) Tenant shall fulfill all of Tenant’s obligations under this Section 6.04 at Tenant’s sole cost and expense, except as otherwise expressly provided in this Section 6.04. If Tenant fails to maintain, repair or replace the Property as required by this Section 6.04, Landlord may (but without any obligation to do so), upon ten (10) days’ prior notice to Tenant (except that no notice shall be required in the case of an emergency), enter the Property and perform such maintenance or repair (including replacement, as needed) on behalf of Tenant. In such case, Tenant shall reimburse Landlord on demand for all costs incurred in performing such maintenance, repair or replacement, plus an administration fee equal to ten percent (10%) of such amount.

Industrial Lease—Las Vegas, Nevada	7050 Lindell Road Las Vegas, Nevada Switch, Ltd.

Section 6.05. Alterations, Additions, and Improvements.

(a) Tenant shall not make any alterations, additions, or improvements to the Property (“Tenant’s Alterations”) without Landlord’s prior written consent, except that no consent shall be required for non-structural interior alterations that (i) do not exceed Fifty Thousand Dollars ($50,000.00) in cost; (ii) are not visible from the outside of the Building; and (iii) do not alter or penetrate the floor slab or the roof membrane. If there has been a material decrease in Tenant’s financial condition, Landlord may require Tenant to provide demolition and/or lien and completion bonds in form and amount satisfactory to Landlord. Tenant shall promptly remove any Tenant’s Alterations constructed in violation of this Section 6.05(a) upon Landlord’s written request. All Tenant’s Alterations shall be performed in a good and workmanlike manner, in conformity with all Applicable Laws, and all contractors and subcontractors shall be approved by Landlord. Upon completion of any such work, Tenant shall provide Landlord with “as built” plans, copies of all construction contracts, and proof of payment for all labor and materials. Notwithstanding anything to the contrary in this Section, Tenant must obtain Landlord’s prior written consent for any Tenant’s Alterations that will (or may) be visible from the outside of the Building. Landlord shall have the right, in its sole discretion, to determine the location of any such visible Tenant’s Alterations and require the screening of such items at Tenant’s sole cost and expense.

(b) Tenant shall pay when due all claims for labor and material furnished to the Property by or at the request of Tenant at or for use of the Property. Tenant shall give Landlord at least twenty (20) days’ prior written notice of the commencement of any work on the Property, regardless of whether Landlord’s consent to such work is required. Notwithstanding any language to the contrary in this Section 6.05, with respect to any Tenant’s Alterations, regardless of whether Landlord’s consent to such work is required under the terms of this Lease, Tenant acknowledges that it is required by Nevada law to record a notice of posted security in compliance with the requirements of Nev. Rev. Stat. Chapter 108 (2013) (the “Posted Security Requirements”). Concurrently with Landlord’s delivery of this Lease to Tenant for execution, Landlord may elect to provide Tenant with a separate written notice of the Posted Security Requirements, which shall include an acknowledgement of Tenant (the “Notice and Acknowledgement”). If so provided, Tenant agrees to promptly sign and return the Notice and Acknowledgment to Landlord; provided, however, that Tenant acknowledges and agrees that under no circumstances shall such Notice and Acknowledgement or the terms of this Section 6.05 be construed as Landlord’s consent to or approval of any Tenant’s Alterations. Landlord may elect to record and post notices of non-responsibility on the Property.

(c) To the extent Landlord’s prior consent is required by this Section 6.05, Landlord may condition its consent to any proposed Tenant’s Alterations on such requirements as Landlord, in its reasonable discretion, deems necessary or desirable, including without limitation: (i) Tenant’s submission to Landlord, for Landlord’s prior written approval, of all plans and specifications relating to Tenant’s Alterations; (ii) Landlord’s prior written approval of the time or times when Tenant’s Alterations are to be made; (iii) Landlord’s prior written approval of the contractors and subcontractors performing Tenant’s Alterations; (iv) Tenant’s written notice of whether Tenant’s Alterations include the use or handling of any Hazardous Materials; (v) Tenant’s obtaining, for Landlord’s benefit and protection, of such insurance as Landlord may reasonably require (in addition to that required under Section 4.04 of this Lease); (vi) Tenant’s strict compliance with the requirements of Nev. Rev. Stat. Chapter 108 (2013) or any applicable successor statute; (vii) Tenant’s obtaining all applicable permits from the governmental authorities and the furnishing of copies of such permits to Landlord before the commencement of work on the subject Tenant’s Alterations; and (viii) Tenant’s payment to Landlord of all reasonable third-party out-of-pocket costs and expenses incurred by Landlord because of Tenant’s Alterations, including, but not limited to, reasonable third-party out-of-pocket costs incurred in reviewing the plans and specifications for, and the progress of, Tenant’s Alterations, and costs of engaging outside consultants (whether for structural engineering review or otherwise).

(d) Unless expressly allowed by Applicable Law, Tenant shall have no power or authority to do any act or make any contract which may create or be the basis for any lien upon the interest of Landlord in the Property or the Project, or any portion thereof; provided, however, that Landlord acknowledges that Tenant’s leasehold interest in and to the Property may be the subject of such a lien. Within thirty (30) days following the imposition of any mechanics or other lien or stop notice filed with respect to the Property or the Project, or any portion thereof, based upon any act of Tenant or of anyone claiming by, through or under Tenant, or based upon work performed or materials supplied allegedly for Tenant, (an “Imposition”), Tenant shall either (a) cause such Imposition to be released of record by payment, or (b) in case of a disputed Imposition, cause the posting of a proper bond (pursuant to Applicable Law under which a court issues an order

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that discharges the lien) or provide other security satisfactory to Landlord. Provided that the Imposition is timely released or bonded over, Tenant shall have the right to contest the validity of the obligation underlying the Imposition, provided that Tenant shall diligently contest such Imposition and indemnify, defend, and hold Landlord harmless from any and all loss, cost, damage, liability and expense (including reasonable attorneys’ fees) arising from or related to it. Landlord may require Tenant to pay Landlord’s attorneys’ fees and costs incurred while participating in such action if Landlord reasonably determines that Tenant has not diligently contested the Imposition. If Tenant fails to take either action within such ten (10)-day period, Landlord, at its election, may pay and satisfy the Imposition, in which case the sum so paid by Landlord, with interest from the date of payment at the rate set forth in Section 4.07 of this Lease, shall be deemed Additional Rent due and payable by Tenant within ten (10) days after Tenant’s receipt of Landlord’s payment demand. Nothing in this Lease shall be construed as consent on the part of Landlord to subject the interest and estate of Landlord to liability under any applicable lien law for any reason or purpose whatsoever, it being expressly understood that Landlord’s interest and estate shall not be subject to such liability and that no person shall have any right to assert any such lien.

(e) Notwithstanding any language to the contrary in this Section 6.05, if the proposed Tenant’s Alterations involve or affect in any way one or more of the structural components of the Building, or relate in any way to life safety matters, including, but not limited to, the Building’s or Project’s fire suppression system (collectively, the “Structural and Safety Alterations”), Landlord’s prior written consent to the Structural and Safety Alterations will be required, regardless of the cost of the proposed Tenant’s Alterations. Moreover, Tenant agrees to use contractors and subcontractors selected by Landlord for the construction of any and all permitted Structural and Safety Alterations, and for any work involving possible roof penetrations (so as to ensure that any such work is performed properly and does not render any applicable roof warranty void or voidable).

(f) Tenant acknowledges and agrees that any Tenant’s Alterations are wholly optional with Tenant and are not being required by Landlord, either as a condition to the effectiveness of this Lease or otherwise.

Section 6.06. Condition upon Termination. Upon the termination of this Lease, Tenant shall surrender the Property and the Limited Common Area to Landlord, broom clean and in the same condition as received (including, without limitation, the removal of all floor striping and the resealing of the floor), ordinary wear and tear excepted; provided, however, that (a) “ordinary wear and tear” shall not include any damage or deterioration that would or could have been prevented by good maintenance practice or by Tenant performing all of its obligations under this Lease, and (b) Tenant shall not be obligated to repair any damage which Landlord is required to repair under Section 6.03 above or Article Seven (Damage or Destruction) below. In addition, Landlord may require Tenant to remove any Tenant’s Alterations (whether or not made with Landlord’s consent) prior to the expiration of this Lease and to restore the Property to its prior condition, ordinary wear and tear excepted, all at Tenant’s expense. All Tenant’s Alterations that Landlord has not required Tenant to remove shall become Landlord’s property and shall be surrendered to Landlord upon the expiration or earlier termination of this Lease, except that Tenant may remove any of Tenant’s machinery, fixtures, equipment, modular improvements, furniture or other personal property that can be removed without irreparable damage to the Property. Tenant shall repair, at Tenant’s expense, any damage to the Property caused by the removal of any such machinery, fixtures, equipment, modular improvements, furniture or other personal property (including, without limitation, the complete removal of all studs and bolts that penetrate the floor or walls and filling and patching the holes). In no event, however, shall Tenant remove any of the following materials or equipment (which shall be deemed Landlord’s property) without Landlord’s prior written consent: any power wiring and power panels; lighting and lighting fixtures; wall coverings; drapes, blinds and other window coverings; carpets and other floor coverings; heaters, air conditioners and any other heating and air conditioning equipment; fencing and security gates; load levelers, dock lights, dock locks and dock seals; and other similar building operating equipment and decorations. Tenant’s obligations under this Section 6.06 shall also include its obligations under Section 5.04 with respect to any Sign. If Tenant fails, by the expiration or earlier termination of the Lease Term, to restore the Property to the condition required under this Section 6.06, then Tenant shall pay Landlord on demand an amount equal to the cost of such restoration work, plus an administration fee equal to ten percent (10%) of such amount, in addition to any other remedy Landlord may have under this Lease or Applicable Law for such breach. If Tenant fails to surrender the Property to Landlord upon termination of this Lease in the condition required by this Section 6.06, including, without limitation, the completion of any remediation work required under Section 5.03 above, such failure shall constitute a holdover for purposes of Section 2.04 above. Notwithstanding any language to the contrary in this Section 6.06, Tenant may request in writing at the time (a) it seeks Landlords consent to any Tenant’s Alterations, or (b) provides written notice to Landlord of any Tenant’s Alterations not requiring Landlord’s consent, that Landlord state (at time it grants its consent, if applicable) whether or not removal will be required at the expiration or earlier termination of the Lease Term. Any such written request of Tenant shall specifically cite this Lease provision and Landlord’s obligation to make such a statement.

Industrial Lease—Las Vegas, Nevada	7050 Lindell Road Las Vegas, Nevada Switch, Ltd.

Section 6.07. Roof Access. Anything in this Lease to the contrary notwithstanding, Tenant shall not and shall not permit any of its employees, agents, contractors or invitees to enter on or in any way move about on the roof of the Building, for any purposes whatsoever, without the prior written consent of, coordination with, and supervision of Landlord or its selected agents or contractors.

Section 6.08. Floor Load Limits. Tenant shall not place a load upon any floor of the Property exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all safes, unusually heavy machinery and mechanical equipment in the Building. Such installations shall be placed and maintained by Tenant, at Tenant’s expense, in settings sufficient, in Landlord’s judgment, to absorb and prevent vibration, noise and annoyance to other occupants of the Project.

ARTICLE SEVEN      DAMAGE OR DESTRUCTION

Section 7.01. Damage or Destruction to the Property.

(a) Tenant shall notify Landlord in writing (“Damage Notice”) immediately upon the occurrence of any damage to the Property. Subject to the provisions of Section 7.01(c) and Section 7.01(d) below, if the insurance proceeds received by Landlord from the insurance policies described in Section 4.04(b) above are sufficient to pay for the necessary repairs, this Lease shall remain in effect and Landlord shall repair the damage as soon as reasonably possible. Landlord may elect (but is not required) to repair any damage to Tenant’s Alterations or to Tenant’s fixtures, machinery, equipment, or other personal property (collectively, “Tenant’s Property”). In the absence of such an election, Tenant shall be solely responsible for the repair, replacement and restoration of Tenant’s Alterations and Tenant’s Property and shall promptly commence such work and diligently pursue the same to completion, unless this Lease is terminated as provided in this Article Seven.

(b) If the insurance proceeds received by Landlord are not sufficient to pay the entire cost of repair (provided that such insufficiency is not the result of Landlord’s failure to maintain the insurance required by Section 4.04(b) above), or if the cause of the damage is not covered by the insurance policies which Landlord is required to maintain under Section 4.04(b) above, Landlord may elect either to: (i) repair the damage as soon as reasonably possible, in which case this Lease shall remain in full force and effect; or (ii) terminate this Lease as of the date the damage occurred. Landlord shall notify Tenant within thirty (30) days after receipt of the Damage Notice whether Landlord elects to repair the damage or terminate this Lease. If Landlord elects to repair the damage and notwithstanding Section 4.04(d)(iv) above, Tenant shall pay to Landlord (i) Tenant’s Pro Rata Share of the deductible amount under Landlord’s insurance policies (which deductible amount shall not exceed $10,000.00), and (ii) if the damage is due to an act or omission of Tenant or Tenant’s employees, agents, contractors or invitees, the entirety of any such deductible amount. If Landlord elects to terminate this Lease, Tenant may elect to continue this Lease in full force and effect, in which case Tenant shall repair any damage to the Property and the Building in a manner satisfactory to Landlord to restore the Property and Building to the condition generally existing immediately before the damage or destruction. Tenant shall pay the cost of such repairs, except that upon satisfactory completion of such repairs, Landlord shall deliver to Tenant any insurance proceeds received by Landlord (but expressly excluding any proceeds received by Landlord’s lender) for the damage repaired by Tenant. Tenant shall give Landlord written notice of such election within fifteen (15) days after receiving Landlord’s termination notice.

(c) If the repairs to the Property are estimated to require more than one hundred eighty (180) days from Landlord’s receipt of insurance proceeds and building permits (the “Repair Period”) to be Substantially Completed, then either Landlord or Tenant shall have the right to terminate this Lease in a manner consistent with this Section 7.01(c). In the event of damage to the Property, Landlord shall have the right to provide Tenant with a written notice, or Tenant shall have the right, at any time after providing Landlord with a Damage Notice pursuant to Section 7.01(a) above, to request in writing that Landlord deliver to Tenant a written notice (in each case, the “Contractor Certificate”), certifying to both Landlord and Tenant, in the reasonable opinion of Landlord’s contractor, the amount of time required to Substantially Complete the repair of the Property. If, in the Contractor Certificate, the contractor certifies that the repair of the Property will take a period in excess of the Repair Period to be Substantially Completed, then within fifteen (15) days after the delivery of the Contractor Certificate to Tenant, Tenant or Landlord may terminate this Lease by delivering written notice of such termination to the other party within such fifteen (15) day period, and this Lease shall be terminated as of the date of the other party’s receipt of such written notice of termination. Notwithstanding the above, Tenant shall not have any right to terminate this Lease under this Section 7.01 if the damage to the Property was caused by the acts or omissions of Tenant or its agents, employees, contractors, or invitees.

Industrial Lease—Las Vegas, Nevada	7050 Lindell Road Las Vegas, Nevada Switch, Ltd.

(d) If the damage to the Property occurs during the last one hundred eighty (180) days of the Lease Term and such damage will require more than thirty (30) days to Substantially Complete the repair, then either Landlord or Tenant may elect to terminate this Lease as of the date the damage occurred, regardless of the sufficiency of any insurance proceeds. The party electing to terminate this Lease, pursuant to this Section 7.01(d), shall give written notification to the other party of such election within thirty (30) days after Tenant’s Damage Notice.

(e) As used in this Section 7.01, “Substantial Completion” or “Substantially Complete” (or similar phrase) means such work is completed, except for minor items of work (e.g., pick-up work, etc.) that can be completed with only minor interference with Tenant’s conduct of business at the Property.

Section 7.02. Temporary Reduction of Rent. If the Property is destroyed or damaged and Landlord or Tenant repairs or restores the Property pursuant to the provisions of this Article Seven, any Base Rent and recurring Additional Rent payable during the period of such damage, repair and/or restoration shall be reduced according to the degree, if any, to which Tenant’s use of the Property is impaired. However, the reduction shall not exceed the sum of one year’s payment of Base Rent, and recurring Additional Rent. Except for such possible reduction in Base Rent and recurring Additional Rent, Tenant shall not be entitled to any compensation, reduction, or reimbursement from Landlord as a result of any damage, destruction, repair, or restoration of or to the Property.

Section 7.03. Waiver. Tenant waives the protection of any statute, code or judicial decision which may grant to Tenant the right to terminate a lease in the event of the destruction of the Property. Tenant agrees that the provisions of Article Seven above shall govern the rights and obligations of Landlord and Tenant in the event of any destruction of the Property.

ARTICLE EIGHT      CONDEMNATION

If all or any portion of the Property is taken under the power of eminent domain or sold under the threat of that power (all of which are called “Condemnation”), this Lease shall terminate as to the part taken or sold on the date the condemning authority takes title or possession, whichever occurs first. If more than twenty percent (20%) of the floor area of the Property or such other material portion of either the Property or Common Areas is taken and Tenant cannot reasonably continue to conduct its business at the Property, either Landlord or Tenant may terminate this Lease as of the date the condemning authority takes title or possession, by delivering written notice to the other within ten (10) days after receipt of written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority takes title or possession). If neither Landlord nor Tenant terminates this Lease, this Lease shall remain in effect as to the portion of the Property not taken, except that the Base Rent and Additional Rent shall be reduced in proportion to the reduction in the floor area of the Property. Landlord shall be entitled to receive the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claim does not diminish the award available to Landlord, its ground lessor with respect to the real property or its lender, and such claim is payable separately to Tenant. If this Lease is not terminated, Landlord shall repair any damage to the Property caused by the Condemnation, except that Landlord shall not be obligated to repair any damage for which Tenant has been reimbursed by the condemning authority. If the severance damages received by Landlord are not sufficient to pay for such repair and the shortfall is a material amount, Landlord shall have the right to either terminate this Lease or make such repair at Landlord’s expense, without charge-back to Tenant.

ARTICLE NINE      ASSIGNMENT AND SUBLETTING

Section 9.01. Transfers. Except as otherwise provided in Section 9.07 below, Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, encumber or otherwise transfer, this Lease or any interest hereunder, permit any assignment or other such foregoing transfer of this Lease or any interest hereunder by operation of law, or sublet the Property or any part thereof (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). To request Landlord’s consent to any Transfer requiring such consent under the provisions of this Article Nine, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Property to be transferred (the “Subject Space”), (iii) all of the terms of the proposed Transfer and the consideration therefor, including a calculation of the “Transfer Premium,” as that term is defined in Section 9.03 below, in

Industrial Lease—Las Vegas, Nevada	7050 Lindell Road Las Vegas, Nevada Switch, Ltd.

connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, and (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and any other information required by Landlord, which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee’s business and proposed use of the Subject Space, and such other information as Landlord may reasonably require. Any Transfer requiring but made without Landlord’s prior written consent shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a material default by Tenant under this Lease. Whether or not Landlord shall grant consent, Tenant shall pay Landlord’s review and processing fees, as well as any reasonable legal fees incurred by Landlord in connection with such review, within thirty (30) days after written request by Landlord, subject to Section 12.02 below.

Section 9.02. Landlord’s Consent. Landlord shall not unreasonably withhold its consent to any proposed Transfer involving an assignment or subletting of the Subject Space to the Transferee on the terms specified in the Transfer Notice. The parties hereby agree that it shall be reasonable under this Lease and under any Applicable Law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply, without limitation as to other reasonable grounds for withholding consent:

9.02.1 The Transferee’s character or reputation is significantly less prestigious than that of Tenant;

9.02.2 The Transferee’s business or use of the Subject Space is not permitted under this Lease;

9.02.3 The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under this Lease on the date consent is requested;

9.02.4 The proposed Transfer would cause Landlord to be in violation of another lease or agreement to which Landlord is a party;

9.02.5 The terms of the proposed Transfer will allow the Transferee to exercise a right of renewal, right of expansion, right of first offer, or other similar right held by Tenant (or will allow the Transferee to occupy space leased by Tenant pursuant to any such right);

9.02.6 An Event of Default of Tenant under this Lease is then pending; or

9.02.7 Landlord or its leasing agent has received a proposal from or made a proposal to the proposed Transferee to lease space in the Project within six (6) months prior to Tenant’s Transfer Notice.

If Landlord consents to any Transfer pursuant to the terms of this Section 9.02 (and does not exercise any recapture rights Landlord may have under Section 9.04 of this Lease), Tenant may within one hundred eighty (180) days after Landlord’s consent, but not later than the expiration of such 180-day period, enter into such Transfer of the Property or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 9.01 of this Lease.

Section 9.03. Transfer Premium. In the event of a Transfer requiring Landlord’s consent, if Landlord consents to such a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord as and when received from the Transferee fifty percent (50%) of any “Transfer Premium,” as that term is defined in this Section 9.03, received by Tenant from such Transferee. “Transfer Premium” shall mean (a) all rent, additional rent or other consideration payable by such Transferee in excess of the Base Rent and Additional Rent payable by Tenant under this Lease on a per rentable square foot basis if less than all of the Property is transferred, less (b) Tenant’s actual, necessary, and reasonable costs of effecting the Transfer, including, without limitation, brokerage fees, reasonable attorneys’ fees, subtenant allowances and concessions, and permit, insurance, and construction costs. “Transfer Premium” shall also include, but not be limited to, key money and bonus money paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer.

Industrial Lease—Las Vegas, Nevada	7050 Lindell Road Las Vegas, Nevada Switch, Ltd.

Section 9.04. Landlord’s Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article Nine, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any Transfer Notice pertaining to an assignment or subletting, to recapture the Subject Space. Such recapture notice shall cancel and terminate this Lease with respect to the Subject Space as of the effective date of the proposed Transfer until the last day of the term of the Transfer as set forth in the Transfer Notice. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Property, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Property, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. In the event of a recapture, Landlord may, if it elects, enter into a new lease covering the Subject Space with the intended Transferee on such terms as Landlord and such person or entity may agree or enter into a new lease covering the Subject Space with any other person or entity; in such event, Tenant shall not be entitled to any portion of the Transfer Premium, if any, which Landlord may realize on account of such termination and reletting. Notwithstanding any language to the contrary in this Article Nine, prior to delivery of a Transfer Notice, Tenant may provide Landlord with notice of Tenant’s intention to pursue a possible Transfer involving a sublease of all or a portion of the Property or an assignment of Tenant’s interest in this Lease (“Preliminary Transfer Notice”). The Preliminary Transfer Notice shall include a description of the nature of the contemplated Transfer and a request that Landlord indicate within twenty (20) days following Landlord’s receipt of the Preliminary Transfer Notice (or within twenty (20) days following Landlord’s receipt from Tenant of any additional information reasonably requested in writing by Landlord with respect to the contemplated Transfer) whether Landlord intends to exercise its right of recapture as contained in this Section 9.04 in the event Tenant provides Landlord with a Transfer Notice. If Landlord fails to timely respond to the inquiry contained in the Preliminary Transfer Notice, Landlord is deemed to have expressed an intention to exercise its recapture right. If Landlord notifies Tenant of its intention not to exercise its recapture right (“Landlord’s Intention Notice”), Tenant will be entitled to pursue a proposed Transfer free of any risk of recapture by Landlord as long as Tenant delivers a Transfer Notice to Landlord within sixty (60) days following Tenant’s receipt of Landlord’s Intention Notice.

Section 9.05. Effect of Transfer. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord’s request a complete statement, certified by an independent certified public accountant, or Tenant’s chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant or any guarantor of Tenant’s obligations under this Lease from liability under this Lease. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency and Landlord’s costs of such audit (not to exceed $2,500.00).

Section 9.06. Additional Transfers. For purposes of this Lease, the term “Transfer” shall also include: (i) if Tenant is a partnership, the cumulative withdrawal or change, voluntary, involuntary or by operation of law, of fifty-one percent (51%) or more of the partners, or the cumulative transfer of fifty-one percent (51%) or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof; (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant, (B) the sale or other transfer of more than an aggregate of fifty-one percent (51%) of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of more than an aggregate of fifty-one percent (51%) of the value of the unencumbered assets of Tenant within a twelve (12) month period; and (iii) if Tenant is a limited liability company, any cumulative transfer of more than fifty-one percent (51%) of the membership interests. In addition to those types of Transfers specified above in this Article Nine, (i) any change to the form of tenant entity or any use of the Property by an individual or entity other than Tenant, whether pursuant to a license or concession, or otherwise, and (ii) any reduction of fifty-one percent (51%) or more in the tangible net worth of Tenant resulting from a transaction or series of transactions (whether merger, sale, acquisition, financing, leverage buyout, spin-off, or otherwise), whether or not a formal assignment or hypothecation of this Lease or of Tenant’s assets occurs, shall be deemed a Transfer requiring Landlord’s consent. As used in this Lease, “tangible net worth” means the sum of all of Tenant’s assets, less liabilities and intangible assets, as determined by the use of generally accepted accounting principles, and the reduction of Tenant’s tangible net worth shall by measured based on Tenant’s tangible net worth as represented to Landlord as of the time of execution of this Lease. Notwithstanding any language to the contrary in this Article Nine, Landlord may, in its sole discretion, withhold its consent to any proposed assignment of Tenant’s leasehold interest in the Property to a lender as security, whether such proposed assignment is in the form of a leasehold deed of trust, leasehold mortgage, or otherwise.

Industrial Lease—Las Vegas, Nevada	7050 Lindell Road Las Vegas, Nevada Switch, Ltd.

Section 9.07. Tenant Affiliate. Notwithstanding anything to the contrary contained in Section 9.01 of this Lease, a Transfer of all or a portion of the Property to an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant) (a “Tenant Affiliate”), shall not be deemed a Transfer under Article Nine for which (a) consent is required, or (b) any Transfer Premium is payable, provided that: (i) Tenant immediately notifies Landlord of any such Transfer; (ii) promptly supplies Landlord with any documents or information requested by Landlord regarding such Transfer; (iii) if requested by Landlord, have an affiliate of the Tenant Affiliate guarantee this Lease using Landlord’s standard guaranty form; (iv) if such Transfer is an assignment, Tenant Affiliate assumes in writing all of Tenant’s obligations under this Lease; and (v) such Transfer is not a subterfuge by Tenant to avoid its obligations under this Lease or the Transfer restrictions set forth in this Article Nine. “Control,” as used herein, shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in, any person or entity. Tenant may also assign its interest in this Lease, without Landlord’s consent, to any entity to which all or substantially all of Tenant’s assets are sold, so long as (a) such purchaser has a tangible net worth equal to the greater of Tenant’s tangible net worth as of the date of the proposed sale or Twenty Million Dollars ($20,000,000.00) (the “Permitted Purchaser”), and (b) Tenant complies with the requirements stated above in this Section 9.07 with respect to a Transfer involving a Tenant Affiliate.

Section 9.08. No Merger. No merger shall result from Tenant’s sublease of the Property under this Article Nine, Tenant’s surrender of this Lease or the termination of this Lease in any other manner. In any such event, Landlord may terminate any or all subtenancies or succeed to the interest of Tenant as sublandlord under any or all subtenancies.

Section 9.09. Tenant’s Indemnity. If Landlord shall reasonably withhold its consent to any proposed Transfer requiring Landlord’s consent, or if Landlord shall exercise its recapture right in Section 9.04 above, Tenant shall indemnify, defend, and hold harmless Landlord (and Landlord’s members, managers, partners, and shareholders, as applicable, and the affiliates, employees, agents, and contractors of Landlord and its members, managers, partners, and shareholders, as applicable) from and against any and all losses, liabilities, damages, costs and expenses (including reasonable attorneys’ fees) resulting from any claims that may be made against Landlord by the proposed Transferee or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed Transfer.

ARTICLE TEN              DEFAULTS; REMEDIES

Section 10.01. Covenants and Conditions. Tenant’s performance of each of Tenant’s obligations under this Lease is a condition as well as a covenant. Tenant’s right to continue in possession of the Property is conditioned upon such performance. Time is of the essence in the performance of all covenants and conditions.

Section 10.02. Defaults. Tenant shall be in material default under this Lease (an “Event of Default”):

(a) If Tenant abandons the Property or if Tenant’s vacation of the Property results in the cancellation of any insurance described in Section 4.04 above (unless such insurance is replaced without an interruption in coverage);

(b) If Tenant fails to pay rent or any other charge when due and does not cure such failure within five (5) business days after written notice thereof;

(c) If Tenant fails to perform any of Tenant’s non-monetary obligations under this Lease for a period of thirty (30) days after written notice from Landlord; provided that if more than thirty (30) days are required to complete such performance, Tenant shall not be in default if Tenant commences such performance within the thirty (30) day period and thereafter diligently pursues its completion. The notice required by this subsection (c) is (i) intended to satisfy any and all notice requirements imposed by law on Landlord and is not in addition to any such requirement, and (ii) not intended to extend the time for Tenant’s performance if a shorter period of time for performance is expressly provided in this Lease.

Industrial Lease—Las Vegas, Nevada	7050 Lindell Road Las Vegas, Nevada Switch, Ltd.

(d) (i) If Tenant makes a general assignment or general arrangement for the benefit of creditors; (ii) if a bankruptcy petition is filed by or against Tenant and is not dismissed within sixty (60) days; (iii) if a trustee or receiver is appointed to take possession of substantially all of Tenant’s assets located at the Property or of Tenant’s interest in this Lease and possession is not restored to Tenant within sixth (60) days; or (iv) if substantially all of Tenant’s assets located at the Property or of Tenant’s interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within sixth (60) days. If a court of competent jurisdiction determines that any of the acts described in this subsection (d) is not a default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant transfers Tenant’s interest hereunder, then Landlord shall receive, as Additional Rent, the excess, if any, of the rent (or any other consideration) paid in connection with such assignment or sublease over the rent payable by Tenant under this Lease.

(e) If Tenant fails to deliver an instrument or certificate within the time provided in Section 11.01 or Section 11.02 below, respectively, and within five (5) days following Landlord’s second written request.

(f) If an unauthorized Transfer occurs, as set forth in Article Nine above.

Section 10.03. Remedies. On the occurrence of any Event of Default, Landlord may, at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have:

(a) Terminate Tenant’s right to possession of the Property by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Property to Landlord. If Tenant shall be served with a demand for the payment of past due rent or any other charge, any payments rendered thereafter to cure any default by Tenant shall be made only by cashier’s check, wire transfer, or other immediately available funds. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default, including (i) the worth at the time of the award of the unpaid Base Rent, Additional Rent and other charges which Landlord had earned at the time of the termination; (ii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which Landlord would have earned after termination until the time of the award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; (iii) the worth at the time of the award of the amount by which the unpaid Base Rent, Additional Rent and other charges which Tenant would have paid for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves Landlord could have reasonably avoided; and (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses Landlord incurs in maintaining or preserving the Property after such default, the cost of recovering possession of the Property, expenses of reletting, including necessary renovation or alteration of the Property, Landlord’s reasonable attorneys’ fees incurred in connection therewith, and any real estate commission paid or payable. As used in subparts (i) and (ii) above, the “worth at the time of the award” is computed by allowing interest on unpaid amounts at the rate of fifteen percent (15%) per annum, or such lesser amount as may then be the maximum lawful rate. As used in subpart (iii) above, the “worth at the time of the award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%). If Tenant has abandoned the Property, Landlord shall have the option of (i) retaking possession of the Property and recovering from Tenant the amount specified in this Section 10.03(a), and/or (ii) proceeding under Section 10.03(b) below;

(b) Maintain Tenant’s right to possession, in which case this Lease shall continue in effect whether or not Tenant has abandoned the Property. In such event, Landlord shall be entitled to enforce all of Landlord’s rights and remedies under this Lease, including the right to recover the rent as it becomes due; or

(c) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Property is located, including, without limitation, those remedies available pursuant to Nev. Rev. Stat. Chapter 118C (2013).

Section 10.04. Termination. If Landlord elects to terminate this Lease as a result of an Event of Default, Tenant shall be liable to Landlord for all damages resulting therefrom, which shall include, without limitation, all costs, expenses and fees, including reasonable attorneys’ fees that Landlord incurs in connection with the filing, commencing, pursuing and/or defending of any action in any bankruptcy court or other court with respect to this Lease; the obtaining of relief from any stay in bankruptcy restraining any action to evict Tenant; or the pursuing of any action with respect to Landlord’s right to possession of the Property. All such damages suffered (apart from Base Rent and other Rent

Industrial Lease—Las Vegas, Nevada	7050 Lindell Road Las Vegas, Nevada Switch, Ltd.

payable hereunder) shall constitute pecuniary damages that must be reimbursed to Landlord prior to assumption of this Lease by Tenant or any successor to Tenant in any bankruptcy or other proceeding. Notwithstanding any language to the contrary in this Lease, Tenant acknowledges and agrees that Landlord may prevent Tenant from entering the Property pursuant to Nev. Rev. Stat. Section 118C.200 (2013), provided that the Event of Default is, in whole or in part, based on Tenant’s delinquency in paying Rent, and such Landlord action, without more, does not constitute a termination of this Lease by Landlord.

Section 10.05. Cumulative Remedies. Landlord’s exercise of any right or remedy shall not prevent it from exercising any other right or remedy available at law, in equity, or otherwise.

Section 10.06. Surrender. No act or thing done by Landlord or its agents during the Lease Term shall be deemed an acceptance of a surrender of the Property, and no agreement to accept a surrender of the Property shall be valid unless made in writing and signed by Landlord.

Section 10.07. Removal of Tenant’s Property. All furniture, equipment, and other personal property of Tenant left unattended at the Property upon the vacation or abandonment thereof following an uncured Event by Default by Tenant or upon the termination of this Lease for any cause whatsoever shall be treated and disposed of pursuant to Nev. Rev. Stat. Section 118C.230 (2013). Landlord, upon presentation of evidence of a third party’s claim of ownership or security interest in any such property, may turn over such property to the third party claimant without any liability to Tenant.

Section 10.08. Punitive and Consequential Damages. Notwithstanding anything to the contrary contained in this Lease, nothing in this Lease shall impose any obligations on Tenant or Landlord to be responsible or liable for, and each hereby releases the other from all liability for, punitive, exemplary, or consequential damages, other than those consequential damages incurred by Landlord in connection with (a) the holdover of the Property by Tenant after the expiration or earlier termination of this Lease, (b) Environmental Damages sustained by Landlord resulting from the activities and negligence of the Tenant Group on or about the Property or Project, or (c) any repair, physical construction or improvement work performed by or on behalf of Tenant in the Property (excluding work performed by Landlord or on behalf of Landlord for itself or for Tenant).

ARTICLE ELEVEN      PROTECTION OF LENDERS

Section 11.01. Subordination. This Lease is subject and subordinate to all present and future ground or underlying leases of the Project or the Property, and to the lien of any mortgages or deeds of trust, now or hereafter in force against the Project or the Property, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or deeds of trust unless the holders of such mortgages or deeds of trust, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto, by giving notice thereof to Tenant at least five (5) business days before the election is effective. This clause shall be self-operative and no further instrument of subordination shall be required to make the interest of any lessor under any ground or underlying lease or holder of any mortgage, deed of trust or security deed superior to the interest of Tenant hereunder. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed of trust, or if any ground or underlying lease is terminated, to attorn, without any deductions or set-offs whatsoever, to the purchaser upon any such foreclosure sale, or to the lessor of such ground or underlying lease, as the case may be, if so requested by such purchaser or lessor, and to recognize such purchaser or lessor as the landlord under this Lease, provided such lienholder or purchaser or ground lessor shall agree to accept this Lease and not disturb Tenant’s occupancy, under the terms and conditions of this Lease, so long as Tenant timely pays the rent and observes and performs all of the terms, covenants and conditions of this Lease to be observed and performed by Tenant. Landlord’s interest herein may be assigned as security at any time to any lienholder. Tenant shall, within fifteen (15) days of request by Landlord, execute such further instruments or assurances in the form as is then reasonably required by Landlord’s lender (and reasonably acceptable to Tenant) to evidence or confirm the subordination or superiority of this Lease to any such mortgages, deeds of trust, ground leases or underlying leases. Tenant hereby irrevocably authorizes Landlord to execute and deliver in the name of Tenant any such instrument or instruments if Tenant fails to do so within thirty (30) days following Landlord’s request, provided that such authorization shall in no way relieve Tenant from the obligation of executing such instruments of subordination or superiority. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any foreclosure proceeding or sale.

Industrial Lease—Las Vegas, Nevada	7050 Lindell Road Las Vegas, Nevada Switch, Ltd.

Section 11.02. Estoppel Certificates.

(a) Upon Landlord’s written request (but not more often than twice in a consecutive 12-month period), Tenant shall execute, acknowledge and deliver to Landlord a written statement, in the form as is then required by Landlord’s lender or any prospective purchaser, certifying (to the extent accurate): (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (ii) that this Lease has not been cancelled or terminated; (iii) the last date of payment of the Base Rent and other charges and the time period covered by such payment; (iv) that, to Tenant’s actual knowledge, Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating why); and (v) such other factual information with respect to Tenant or this Lease as Landlord may reasonably request or which any prospective purchaser or encumbrancer of the Property may reasonably require. Tenant shall deliver such statement to Landlord within twenty (20) days after Landlord’s request. Landlord may give any such statement by Tenant to any prospective purchaser or encumbrancer of the Property. Such purchaser or encumbrancer may rely conclusively upon such statement as true and correct.

(b) If Tenant does not deliver such statement to Landlord within such twenty (20)-day period, Landlord, and any prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been canceled or terminated except as otherwise represented by Landlord; (iii) that not more than one month’s Base Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under this Lease. In such event, Tenant shall be estopped from denying the truth of such facts.

Section 11.03. Tenant’s Financial Condition. Within twenty (20) days after written request from Landlord, Tenant shall deliver to Landlord such financial statements, as Landlord reasonably requires, verifying the net worth of Tenant or any assignee, subtenant, or guarantor of Tenant. In addition, Tenant shall deliver to any lender designated by Landlord any financial statements required by such lender to facilitate the financing or refinancing of the Property. Tenant represents and warrants to Landlord that each such financial statement is a true and accurate statement as of the date of such statement. All financial statements shall be confidential and shall be used only for the purposes set forth in this Lease. Notwithstanding any language to the contrary in this Section 11.03, unless the original Tenant has committed a monetary breach of this Lease, Landlord’s requests for the original Tenant’s financial statements shall be only as requested by Landlord’s lender or prospective lender.

In addition to the requirement to provide financial statements to Landlord, as provided above, Tenant also agrees to provide Landlord, as and when required by Tenant’s lender, with a copy of any certificate attesting to Tenant’s non-compliance with any financial covenants required of Tenant by Tenant’s lender. Tenant shall also immediately provide Landlord with a copy of any written or electronic notice of default received from Tenant’s lender. In the event that any such certificate indicates that Tenant is in breach of any of such financial covenants, Tenant agrees to immediately increase the amount of the Security Deposit required under the terms of this Lease to an amount equal to six (6) months Base Rent then payable by Tenant to Landlord.

ARTICLE TWELVE      LEGAL COSTS

Section 12.01. Legal Proceedings. If Tenant or Landlord shall be in breach or default under this Lease, such party (the “Defaulting Party”) shall reimburse the other party (the “Non-defaulting Party”) upon demand for any costs or expenses that the Non-defaulting Party incurs in connection with any material breach or default of the Defaulting Party under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Furthermore, if any action for breach of or to enforce the provisions of this Lease is commenced, the court in such action shall award to the party in whose favor a judgment is entered, a reasonable sum as attorneys’ fees and costs. The losing party in such action shall pay such attorneys’ fees and costs. Tenant shall also indemnify Landlord against and hold harmless Landlord (and Landlord’s members, managers, partners, and shareholders, as applicable, and the affiliates, employees, agents, and contractors of Landlord and its members, managers, partners, and shareholders, as applicable) from all costs, expenses, demands and liability Landlord may incur if Landlord becomes or is made a party to any claim or action (a) instituted by Tenant against any third party, or by any third party against Tenant, or by or against any person holding any interest under or using the Property by license of or agreement with Tenant (a “Tenant Licensee”); (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such Tenant Licensee; (c) otherwise arising out of or resulting from any act or transaction of Tenant or such Tenant Licensee; or (d) necessary to protect Landlord’s interest under this Lease in a bankruptcy case, or other proceeding under Title 11 of the United States Code, as amended. Tenant shall defend Landlord against any such claim or action at Tenant’s expense with counsel reasonably acceptable to Landlord or, at Landlord’s election, Tenant shall reimburse Landlord for any legal fees or costs Landlord incurs in any such claim or action. Without limitation on other obligations of Landlord and Tenant that shall survive the expiration or earlier termination of the Lease Term, the obligations of Landlord and Tenant contained in this Section 12.01 shall survive the expiration or earlier termination of this Lease.

Industrial Lease—Las Vegas, Nevada	7050 Lindell Road Las Vegas, Nevada Switch, Ltd.

Section 12.02. Landlord’s Consent. Tenant shall pay Landlord’s reasonable attorneys’ fees incurred in connection with (a) Tenant’s request for Landlord’s consent under Article Nine (Assignment and Subletting) of this Lease, or in connection with any other act which Tenant proposes to do and which requires Landlord’s consent, or (b) any other Landlord action requested by Tenant. Notwithstanding the above, Landlord’s attorneys’ fees shall not exceed Two Thousand Five Hundred Dollars ($2,500.00) per request in connection with a proposed assignment or sublease in the ordinary course of business, provided Landlord’s standard form of consent is used.

ARTICLE THIRTEEN              BROKERS

Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease, excepting only the real estate broker(s) or agent(s) named in Section 1.09 above (the “Broker(s)”). Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent, other than the Broker(s). Landlord hereby discloses to Tenant that Landlord’s Broker is acting in this transaction as the agent of Landlord exclusively, and Tenant hereby consents to Landlord’s Broker acting in such capacity. It is hereby acknowledged that Majestic Realty Co., identified in Section 1.09 above as Landlord’s Broker, and Rodman C. Martin, are acting as both principal (that is, they have an interest in the Landlord entity) and broker in this lease transaction.

ARTICLE FOURTEEN              IMPROVEMENTS

Section 14.01. Building Improvements. Landlord, at no additional cost to Tenant, shall design, engineer and construct certain improvements at the Property before the Lease Commencement Date. The improvements to be constructed by Landlord are those described below in this Section 14.01 (the “Building Improvements”). The Building Improvements shall be the property of Landlord and shall remain upon and be surrendered with the Property upon the expiration or earlier termination of the Lease Term, subject to the terms of Section 6.06 of this Lease. The Building Improvements consist of the following:

•	Full-height demising wall, constructed using Landlord’s standard stud and drywall method and to be located as shown on the attached Exhibit “A” to this Lease.

•	Retrofit the Property’s existing fire sprinkler system using ESFR heads, using Landlord’s building standard equipment.

•	Separate the controls for the Property’s lighting, evaporative coolers, and electrical outlet systems.

•	Separate the metering for electrical service to the Property.

Landlord shall cause the Building Improvements to be completed in a good and workmanlike manner and in compliance with all Applicable Laws.

Section 14.02. Discretionary Allowance. Landlord shall also provide Tenant with a discretionary allowance in the amount of One Hundred Twenty-five Thousand Dollars ($125,000.00) (the “Discretionary Allowance”), which may only be used (i) for additional improvements to the Property approved in writing by Landlord and provided by Landlord’s contractor (the “Tenant Improvements”), (ii) for Tenant’s relocation expenses, and (iii) for the purchase of Tenant’s furniture, furnishings, and equipment for use at the Property, subject to Landlord’s prior written approval. Any portion of the Discretionary Allowance will be forfeited if not used by Tenant within one hundred eighty (180) following the Lease Commencement Date. To the extent the Discretionary Allowance is used for the Tenant Improvements, Landlord will cause such work to be completed in a good and workmanlike manner and in compliance with all Applicable Laws. If any of the Tenant Improvements are constructed after the Lease Commencement Date, Tenant agrees to cooperate fully with Landlord to allow Landlord to efficiently, safely and expeditiously complete

Industrial Lease—Las Vegas, Nevada	7050 Lindell Road Las Vegas, Nevada Switch, Ltd.

such Tenant Improvements (“Landlord’s Work”), and Landlord will use commercially reasonable efforts to minimize any disruption of Tenant’s business resulting from Landlord’s Work. Without limiting the generality of the above, Tenant hereby acknowledges that, notwithstanding Tenant’s occupancy of the Property during the performance of Landlord’s Work, Landlord shall be permitted to perform Landlord’s Work during normal business hours, and Tenant shall provide a clear working area for Landlord’s Work (including, without limitation, the moving of furniture, fixtures, equipment, and other personal property away from the work areas). Tenant agrees that the performance of Landlord’s Work shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to an abatement of Rent. Landlord shall have no responsibility, or for any reason be liable to Tenant, for any direct or indirect injury to or interference with Tenant’s business arising from the performance of Landlord’s Work, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of any part of the Property, for loss of or damage to Tenant’s personal property, fixtures or improvements, or for any inconvenience or annoyance resulting from Landlord’s Work or for Landlord’s acts in connection with the performance of Landlord’s Work.

Section 14.03. No Other Improvements. Consistent with Section 6.01 of this Lease, except for the Building Improvements and any Tenant Improvements, Tenant accepts the Property in its “as is” condition, and Landlord shall have no liability or obligation for making any further alterations or improvements of any kind in or about the Property.

ARTICLE FIFTEEN      COMMUNICATIONS SERVICES

Section 15.01. Landlord’s Communications Equipment. Subject to Applicable Law, Landlord reserves to itself and its affiliates the exclusive right to (a) place antennae and related facilities and other equipment for the provision of communications services (the “Communications Equipment”) on the rooftop or in other portions of the Building, the Project, or on other property owned or controlled by Landlord or an affiliate of Landlord designated by Landlord or such affiliate for such use, and (b) enter into license agreements, leases, or other agreements for the use of such areas by commercial and other providers of communications services (the “Communications Agreements”). As used in this Article, “Communications Services” shall mean the implementation, provision, facilitation and maintenance of voice, data, video or other communication services (or any combination of the foregoing) including, without limitation: (a) the provision and resale of point-to-point telephone communications (including dedicated long distance service), (b) video communications service, (c) 800-number service, (d) telephone credit or debit card service, (e) audio or video conferencing, paging, voice mail and message centers, (f) data transmission service, (g) access to computer “internet” or other networked computer-based communications, (h) satellite or cable television, (i) wideband digital networks, (j) security services, and (k) provision of telephone, video communication or other communication equipment to consumers of such services; whether now existing or subsequently developed and however provided, including, without limitation, wireless transmission and reception of communication signals. Landlord shall be entitled to any and all fees or other charges payable by any such provider of Communications Services on account of any Communications Agreements.

Section 15.02. Tenant’s Communications Equipment. Notwithstanding the any language to the contrary in this Lease, with Landlord’s prior written consent and subject to all applicable provisions of this Lease and Applicable Law, Tenant may, at Tenant’s sole cost and expense, install Communications Equipment on the rooftop or in other portions of the Property, but only if such Communications Equipment is solely limited to Tenant’s own use in the conduct of its business from the Property (“Tenant’s Communications Equipment”). Tenant’s Communications Equipment shall remain the property of Tenant or its contractor. Tenant shall be solely responsible for all costs and expenses related to the use and maintenance of Tenant’s Communications Equipment, and the removal of which upon the expiration or earlier termination of this Lease shall be governed by Section 6.06 of this Lease. Any damage caused by such installation or removal shall be repaired as required in Section 6.06 of this Lease. Landlord agrees to permit Tenant and its contractors reasonable access to the rooftop of the Building and other areas of the Project required to facilitate the installation, use, maintenance, and removal of Tenant’s Communications Equipment, so long as other users and occupants of the Building and the Project are not disturbed thereby and Tenant complies with Section 6.07 of this Lease. Tenant shall defend, indemnify and hold harmless Landlord (and Landlord’s members, managers, partners, and shareholders, as applicable, and the affiliates, employees, agents, and contractors of Landlord and its members, managers, partners, and shareholders, as applicable) from all expenses, costs, damages, loss, claims or other expenses (including reasonable attorneys’ fees) pertaining to third party claims arising out of Tenant’s installation, use, maintenance, and removal of Tenant’s Communications Equipment. Tenant agrees that the use of Tenant’s Communications Equipment shall in no way interfere with the operation and maintenance of the Communications Equipment (including any offsite Communications Equipment which may be the subject of a Communications Agreement), the Project, the Building, or any of the Building’s systems. Tenant shall indemnify, defend and hold harmless Landlord (and Landlord’s members, managers, partners, and shareholders, as applicable, and the affiliates, employees, agents, and contractors of Landlord and its members, managers,

Industrial Lease—Las Vegas, Nevada	7050 Lindell Road Las Vegas, Nevada Switch, Ltd.

partners, and shareholders, as applicable) from all expenses, costs, damages, losses, claims or other expenses and liabilities arising from any such interference. If such interference occurs, Tenant agrees to suspend use of Tenant’s Communications Equipment until the interference has been corrected to the reasonable satisfaction of Landlord. Tenant shall be responsible for all costs associated with any tests deemed necessary to resolve any and all interference caused by Tenant’s Communications Equipment, or any use that is not permitted by this Article. If such interference has not been corrected within twenty (20) days, Landlord may require Tenant to remove those components of Tenant’s Communications Equipment causing such interference, or Landlord will enjoin such interference at Tenant’s sole cost and expense. All operations by Tenant pursuant to this Article shall be lawful and in compliance with all rules and regulations of the Federal Communications Commission. Consistent with the terms of Section 6.05 of this Lease, (a) Landlord shall have the right, in its reasonable discretion, to determine the location of any visible Tenant’s Communications Equipment and require its screening at Tenant’s sole cost and expense, and (b) the installation the Tenant’s Communications Equipment is subject to Landlord’s prior approval of the final installation plans (which shall not be unreasonably withheld, conditioned or delayed), provided that such installation plans do not include any roof penetrations. Also, any rooftop installation of Tenant’s Communications Equipment shall be commenced and completed in full and strict compliance with the requirement to use a contractor or subcontractor selected by Landlord for any work involving possible roof penetrations, as set forth in Section 6.05 of this Lease, so as to preserve any applicable roof warranty. Regardless of any roof warranty or any repair obligations of Landlord in this Lease, Tenant shall be solely responsible for the (a) repair of any leaks or other damage to the roof membrane resulting from the installation of any Tenant’s Communications Equipment, and (b) all expenses, costs, damages, losses, claims or other expenses and liabilities arising from the voiding of any applicable roof warranty resulting from the acts or omissions of Tenant or its agents, employees or contractors. The obligations of Tenant under this Article shall survive the expiration or earlier termination of this Lease.

ARTICLE SIXTEEN      MISCELLANEOUS PROVISIONS

Section 16.01. Non-Discrimination. Tenant promises, and it is a condition to the continuance of this Lease, that there will be no discrimination against, or segregation of, any person or group of persons on the basis of race, color, religion, creed, age, sex, disability, national origin, ancestry, ethnicity, sexual orientation, marital status, citizenship status, or veteran status in the leasing, subleasing, transferring, occupancy, tenure or use of the Property or any portion thereof.

Section 16.02. Landlord’s Liability; Certain Duties.

(a) As used in this Lease, the term “Landlord” means only the current owner or owners of the fee title to the Property or the leasehold estate under a ground lease of the Property at the time in question. Each Landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title. Any Landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of transfer. However, each Landlord shall deliver to its transferee all funds that Tenant previously paid if such funds have not yet been applied under the terms of this Lease.

(b) Tenant shall give written notice of any failure by Landlord to perform any of its obligations under this Lease to Landlord and to any ground lessor, mortgagee or beneficiary under any deed of trust encumbering the Property whose name and address have been furnished to Tenant in writing. Landlord shall not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) fails to cure such non-performance within thirty (30) days after receipt of Tenant’s notice. However, if such non-performance reasonably requires more than thirty (30) days to cure, Landlord shall not be in default if such cure is commenced within such thirty (30)-day period and thereafter diligently pursued to completion.

(c) Notwithstanding any term or provision herein to the contrary, the liability of Landlord for the performance of its duties and obligations under this Lease is limited to Landlord’s interest in the Property, and neither Landlord nor its partners, members, managers, shareholders, officers or other principals shall have any personal liability under this Lease.

(d) Except as otherwise expressly provided in Section 2.02 of this Lease, Tenant shall have no right to terminate this Lease based on an uncured default by Landlord in the performance of Landlord’s obligations under this Lease; provided, however, that Tenant may seek to recover from Landlord an amount representing appropriate actual, compensatory damages for breach of contract based on any such uncured default of Landlord, but not otherwise. Consistent with Section 10.08 above, in no event shall Tenant be permitted to recover consequential, punitive, or exemplary damages from Landlord based on any such uncured default of Landlord, or otherwise.

Industrial Lease—Las Vegas, Nevada	7050 Lindell Road Las Vegas, Nevada Switch, Ltd.

(e) With respect to any provision of this Lease which provides (or is held to provide) that Landlord shall not unreasonably withhold any consent or approval, Tenant shall not be entitled to make any claim for, and Tenant hereby expressly waives, any claim for damages, it being acknowledged and agreed that Tenant’s sole right and exclusive remedy therefor shall be an action for specific performance.

Section 16.03. Severability. A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision or this Lease, which shall remain in full force and effect, and it is the intention of the parties that there shall be substituted for such provision as is illegal or unenforceable a provision as similar to such provision as may be possible and yet be legal and enforceable.

Section 16.04. Interpretation. The captions of the Articles or Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this Lease. Unless the context clearly requires otherwise, (i) the plural and singular numbers will each be deemed to include the other; (ii) the masculine, feminine, and neuter genders will each be deemed to include the others; (iii) “shall,” “will,” “must,” “agrees,” and “covenants” are each mandatory; (iv) “may” is permissive; (v) “or” is not exclusive; and (vi) “includes” and “including” are not limiting. In the event of a dispute between Landlord and Tenant over the interpretation of this Lease, both parties shall be deemed to have been the drafter of this Lease, and any Applicable Law that states that contracts are to be construed against the drafter shall not apply. In any provision relating to the conduct, acts or omissions of Tenant, the term “Tenant” shall include Tenant’s agents, employees, contractors, invitees, successors or others using the Property with Tenant’s express or implied permission.

Section 16.05. Incorporation of Prior Agreements; Modifications. This Lease is the only agreement between the parties pertaining to the lease of the Property and no other agreements are effective. All amendments to this Lease shall be in writing and signed by all parties. Any other attempted amendment shall be void. All attached exhibits are hereby expressly incorporated into this Lease by this reference.

Section 16.06. Notices. All notices, demands, statements or communications (collectively, “Notices”) given or required to be given by either party to the other hereunder shall be in writing, shall be sent by United States certified or registered mail, postage prepaid, return receipt requested, nationally-recognized commercial overnight courier, or delivered personally (i) to Tenant at the appropriate address set forth in Section 1.03 above, except that upon Tenant’s taking possession of the Property, the Property shall be Tenant’s address for notice purposes, or (ii) to Landlord at the addresses set forth in Section 1.02 above. Landlord and Tenant shall have the right to change its respective Notice address upon giving Notice to the other party. Any Notice will be deemed given two (2) business days after the date it is mailed as provided in this Section 16.06, or upon the date delivery is made, if delivered by an approved courier (as provided above) or personally delivered. Consistent with the provisions of Section 16.02(b) above, if Tenant is notified of the identity and address of Landlord’s secured lender or ground or underlying lessor, Tenant shall give to such lender or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail or by use of a nationally-recognized commercial overnight courier, and such lender or ground or underlying lessor shall be given the same opportunity to cure such default as is provided Landlord under this Lease (unless such cure period is extended pursuant to the terms of any agreement to which Tenant is a party or to which Tenant consents) prior to Tenant’s exercising any remedy available to Tenant. Notices required hereunder may be given by either an agent or attorney acting on behalf of Landlord or Tenant.

Section 16.07. Waivers. The failure of Landlord to insist upon the strict performance, in any of one or more instances, of any term, covenant or condition of this Lease shall not be deemed to be a waiver by Landlord of such term, covenant or condition. No waiver by Landlord of any breach by Tenant of any term, provision and covenant contained herein shall be deemed or construed to constitute a waiver of any other or subsequent breach by Tenant of any term, provision or covenant contained herein. Landlord’s acceptance of the payment of rent (or portions thereof) or any other payments hereunder after the occurrence of and during the continuance of a default (or with knowledge of a breach of any term or provision of this Lease which with the giving of notice and the passage of time, or both, would constitute a default) shall not be construed as a waiver of such default or any other rights or remedies of Landlord, including any right of Landlord to recover the Property, unless such payment of Rent cures such default. Moreover, Tenant acknowledges and agrees that Landlord’s acceptance of a partial rent payment shall not, under any circumstances (whether or not such partial payment is accompanied by a special endorsement or other statement), constitute an accord and satisfaction. Landlord will

Industrial Lease—Las Vegas, Nevada	7050 Lindell Road Las Vegas, Nevada Switch, Ltd.

accept the check (or other payment means) for payment without prejudice to Landlord’s right to recover the balance of such rent or to pursue any other remedy available to Landlord. Forbearance by Landlord to enforce one or more of the remedies herein provided upon the occurrence of a default shall not be deemed or construed to constitute a waiver of such default.

Section 16.08. No Recordation. Tenant shall not record this Lease or any assignment or security document pertaining to this Lease. Either Landlord or Tenant may require that a “Short Form” or memorandum of this Lease executed by both parties be recorded. The party requiring such recording shall pay all transfer taxes and recording fees.

Section 16.09. Binding Effect; Choice of Law. This Lease binds any party who legally acquires any rights or interest in this Lease from Landlord or Tenant. However, Landlord shall have no obligation to Tenant’s successor unless the rights or interests of Tenant’s successor are acquired in accordance with the terms of this Lease. The laws of the State in which the Property is located shall govern this Lease, without regard to such State’s conflicts of law principles. Any action or claim to enforce or interpret the provisions of this Lease, or otherwise arising out of or related to this Lease or to Tenant’s use and occupancy of the Property, regardless of the theory of relief or recovery and regardless of whether third parties are involved in the action, may only be brought in the State and County where the Property is located, and Landlord and Tenant irrevocably consent to personal jurisdiction in such State for purposes of any such action or claim.

In the interest of obtaining a speedier and less costly adjudication of any dispute, Landlord and Tenant hereby knowingly, intentionally, and irrevocably waive the right to trial by jury in any legal action, proceeding, claim, or counterclaim brought by either of them against the other on all matters arising out of or related to this Lease or the use and occupancy of the Property.

Section 16.10. Corporate Authority; Partnership Authority; LLC Authority. If Tenant is a corporation, each person signing this Lease on behalf of Tenant represents and warrants that he has full authority to do so and that this Lease binds the corporation. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant’s Board of Directors authorizing the execution of this Lease or other evidence of such authority reasonably acceptable to Landlord. If Tenant is a partnership, each person or entity signing this Lease for Tenant represents and warrants that he or it is a general partner of the partnership, that he or it has full authority to sign for the partnership and that this Lease binds the partnership and all general partners of the partnership. Tenant shall give written notice to Landlord of any general partner’s withdrawal or addition. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a copy of Tenant’s recorded statement of partnership or certificate of limited partnership. If Tenant is a limited liability company (LLC), each person or entity signing this Lease for Tenant represents and warrants that he or it is a manager or member of the LLC, that he or it has full authority to sign for the LLC and that this Lease binds the LLC. Within thirty (30) days after this Lease is signed, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant’s managers or members authorizing the execution of this Lease, or other evidence of such authority reasonably acceptable to Landlord.

Section 16.11. Intentionally Omitted.

Section 16.12. Force Majeure. A “Force Majeure” event shall occur if Landlord or Tenant cannot perform any of its obligations due to events beyond such party’s control (except with respect to the obligations imposed with regard to Base Rent, Additional Rent and other charges to be paid by Tenant pursuant to this Lease), and in such cases the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond Landlord’s or Tenant’s control include, but are not limited to, acts of God, war, civil commotion, terrorist acts, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction, waiting periods for obtaining governmental permits or approvals or inspections, or weather conditions. No express reference in this Lease to a Force Majeure event shall create any inference that the terms of this Section 16.12 do not apply with equal force in the absence of such an express reference.

Section 16.13. Counterparts. This Lease may be executed in counterparts and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument. Receipt of facsimile signatures (regardless of the means of transmission, whether by PDF or other format) shall be as binding on the parties as an original signature.

Section 16.14. Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

Industrial Lease—Las Vegas, Nevada	7050 Lindell Road Las Vegas, Nevada Switch, Ltd.

Section 16.15. No Warranty. In executing and delivering this Lease, Tenant has not relied on any representation, including, but not limited to, any representation whatsoever as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the exhibits attached hereto.

Section 16.16. Waiver of Redemption by Tenant. Tenant hereby waives, for Tenant and for all those claiming under Tenant, all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Property after any termination of this Lease.

Section 16.17. Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant, to the extent permitted by Applicable Law, hereby expressly waives the benefit of any statute or other law to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord, except as otherwise expressly provided in this Lease.

Section 16.18. Confidentiality. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Landlord and Tenant shall keep such confidential information strictly confidential and shall not, except as otherwise required by law, disclose such confidential information to any person or entity other than Tenant’s or Landlord’s financial, legal, and other consultants, provided that such recipients agree to maintain the confidentiality of the information.

Section 16.19. Revenue and Expense Accounting. Landlord and Tenant agree that, for all purposes (including any determination under Section 467 of the Internal Revenue Code), rental income will accrue to Landlord and rental expenses will accrue to Tenant in the amounts and as of the dates rent is payable under this Lease.

Section 16.20. Tenant’s Representations and Warranties. Tenant warrants and represents to Landlord, to Tenant’s actual knowledge, as follows, each of which is material and being relied upon by Landlord:

(a) Tenant and all persons and entities (i) owning (directly or indirectly) an ownership interest in Tenant, (ii) whom or which are an assignee of Tenant’s interest in this Lease; or (iii) whom or which are a guarantor of Tenant’s obligations under this Lease: (x) are not, and shall not become, a person or entity with whom Landlord is restricted from doing business under regulations of the Office of Foreign Assets Control (“OFAC”) of the Department of the Treasury (including, but not limited to, those named on OFAC’s Specially Designated Nationals and Blocked Persons list) or under any statute, executive order (including, but not limited to, the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action; (y) are not, and shall not become, a person or entity with whom Landlord is restricted from doing business under the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 or the regulations or orders thereunder; and (z) are not knowingly engaged in, and shall not knowingly engage in, any dealings or transaction or be otherwise associated with such persons or entities described in clauses (x) or (y), above.

(b) If Tenant is an entity, Tenant is duly organized, validly existing and in good standing under the laws of the State of its organization, and is qualified to do business in the State in which the Property is located, and the persons executing this Lease on behalf of Tenant have the full right and authority to bind Tenant without the consent or approval of any other person or entity. Tenant has full limited liability company power, capacity, authority and legal right to execute and deliver this Lease and to perform all of its obligations hereunder. This Lease is a legal, valid and binding obligation of Tenant, enforceable in accordance with its terms, except as may be limited by (i) bankruptcy, insolvency, or similar laws affecting creditors rights generally, and (ii) general principles of equity.

(c) Tenant has not (1) made a general assignment for the benefit of creditors, (2) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by any creditors, (3) suffered the appointment of a receiver to take possession of all or substantially all of its assets, (4) suffered the attachment or other judicial seizure of all or substantially all of its assets, (5) admitted in writing its inability to pay its debts as they come due, or (6) made an offer of settlement, extension or composition to its creditors generally.

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Tenant confirms that all of the above representations and warranties are true as of the date of this Lease, and acknowledges and agrees that they shall survive the expiration or earlier termination of this Lease.

Section 16.21. Heirs and Successors. The covenants and agreements of this Lease shall be binding upon the heirs, legal representatives, successors and permitted assigns of the parties hereto.

Section 16.22. Tenant’s Cooperation. Tenant acknowledges that the Building is or may be in the future certified/rated pursuant to the U.S. EPA’s Energy Star® Portfolio Manager, the Green Building Initiative’s Green GlobesTM building rating system, or the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED®) building rating system, or operated to meet another standard for high performance buildings adopted by Landlord (collectively, the “Green Building Standard”). As and when reasonably requested by Landlord during the Lease Term and at no cost or liability to Tenant, Tenant shall provide Landlord (in the format reasonably requested by Landlord and reasonably necessary or desirable to comply with the requirements of the applicable Green Building Standard or any commissioning or re-commissioning of the Building’s systems) with non-confidential data concerning Tenant’s energy consumption, water consumption, and the operation of the Building’s systems. Such data may include, without limitation, the operating hours, the number of on-site personnel, the types of equipment used at the Building (including computer equipment, if applicable), and energy use and cost. Landlord shall have no liability to Tenant if, once obtained, any such Green Building Standard rating or certification lapses and is not reinstated by Landlord.

Section 16.23. Reservations. Landlord reserves to itself the right to grant, from time to time, without the consent or joinder of Tenant, such assignments, rights and dedications that Landlord deems necessary, and to cause the recordation of parcel maps (or equivalent) and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Property by Tenant. At no cost or liability to Tenant, Tenant agrees to sign any documents reasonably requested by Landlord to effectuate any such easement rights, dedication, map or restrictions.

ARTICLE SEVENTEEN             MASTER LEASE

(a) This Lease is subject and subordinate to the Lease Agreement, dated November 6, 2001 (the “Master Lease”), by and between Landlord, as tenant, and County of Clark, a political subdivision of the State of Nevada (“County”), as landlord (the “Master Landlord”), and to any renewal, amendment or modification thereof, and to any mortgage or other encumbrance to which the Master Lease is subject or subordinate, and to all renewals, modifications, consolidations, replacements and extensions thereof. A copy of the Master Lease is attached as Exhibit “D” to this Lease. Except as specifically modified in this Lease, during the Lease Term Tenant shall be bound by and shall observe all of the terms and conditions to be observed by Landlord under the Master Lease as fully and to the same extent and effect as though Tenant were the lessee thereunder in the place and stead of Landlord. Any event resulting in termination of the Master Lease by its terms or otherwise shall also automatically result in termination of this Lease, except as otherwise provided or contemplated in Section 2.3 (Attornment) of the Master Lease, consistent with the provisions of subsection (d) below. Landlord agrees not to agree to any amendment to the Master Lease that would have a materially adverse effect on Tenant’s use of the Property or materially diminish Tenant’s rights or materially increase Tenant’s obligations under this Lease, without first obtaining Tenant’s consent, which shall not be unreasonably withheld, conditioned or delayed.

(b) Without limiting the generality of (a) above, Tenant expressly agrees to comply with and be bound by any and all covenants, conditions and restrictions or rules, regulations or standards of operation or conduct contemplated under the terms of the Master Lease, including, but not limited to, the Master Landlord’s Airport Rules and Regulations and Operating Directives, and the non-discrimination provisions of Article III of the Master Lease, which are hereby incorporated into this Lease by this reference.

(c) Without limiting the generality of (a) above, Tenant acknowledges and agrees that Landlord’s covenant of quiet possession or enjoyment (Section 5.08 of this Lease) is expressly subject to the Master Landlord’s rights under the Master Lease, including but not limited to the right to recover the Property (Section 2.21 of the Master Lease), the right to improve or expand McCarran International Airport (Section 3.11 of the Master Lease), and the right to enter and inspect the Property (Section 2.7 of the Master Lease).

Industrial Lease—Las Vegas, Nevada	7050 Lindell Road Las Vegas, Nevada Switch, Ltd.

(d) Without limiting the generality of (a) above, Tenant acknowledges and agrees that this Lease is subject to the attornment provisions of Section 2.3 of the Master Lease. Pursuant to the provisions of such section of the Master Lease, Section 11.01 of this Lease is supplemented by adding the following thereto:

If by reason of a default on the part of Landlord as ground lessee in the performance of the terms of the Master Lease, the Master Lease and the leasehold estate of Landlord as ground lessee thereunder are terminated by summary proceedings or otherwise in accordance with the terms of the Master Lease, Tenant will attorn to Master Landlord and recognize Master Landlord as landlord under this Lease; provided, however, Master Landlord agrees that so long as Tenant is not in default, Master Landlord agrees to provide quiet enjoyment to Tenant and to be bound by all the terms and conditions of this Lease.

(e) Without limiting the generality of (a) above, Tenant further acknowledges and agrees that (i) all Tenant signs must have the prior written approval of the designated representative of Master Landlord (pursuant to Section 2.6.2 of the Master Lease), and (ii) Master Landlord must be named as an additional insured on all liability insurance policies maintained by Tenant under the terms of this Lease (pursuant to Section 2.12.2.7.4 of the Master Lease).

(f) Should Tenant cause any improvements to be made to the Property, Tenant shall cause any contract with any contractor, designer, or other person providing work, labor, or materials to the Property to include the following clause:

Contractor agrees on behalf of itself, its subcontractors, suppliers and consultants and their employees that there is no legal right to file a lien upon County-owned property and will not file a mechanic’s lien or otherwise assert any claim against County’s real estate or any County’s leasehold interest on account of any work done, labor performed or materials furnished under this contract. Contractor agrees to indemnify, defend and hold the County and Landlord harmless from any liens filed upon the County’s property and County’s leasehold interest and shall promptly take all necessary legal action to ensure the removal of any such lien at Contractor’s sole cost.

ARTICLE EIGHTEEN    DECLARATION OF COVENANTS, CONDITIONS, RESTRICTIONS AND RECIPROCAL EASEMENTS

Landlord may prepare for eventual recordation against the Property and other adjacent land a Declaration of Covenants, Conditions, Restrictions and Reciprocal Easements (the “Declaration”). So long as the provisions of the Declaration do not increase Tenant’s obligations in any material way (the performance of ministerial acts shall not be deemed material) and do not have a materially adverse effect on Tenant’s conduct of business from the Property, Tenant agrees that the Lease shall be subject and subordinate to the Declaration, and further agrees to execute a recordable instrument (prepared by Landlord at its sole cost and expense) in order to evidence such subordination.

ARTICLE NINETEEN              NO OPTION OR OFFER

THE SUBMISSION OF THIS LEASE BY LANDLORD, ITS AGENT OR REPRESENTATIVE FOR EXAMINATION OR EXECUTION BY TENANT DOES NOT CONSTITUTE AN OPTION OR OFFER TO LEASE THE PROPERTY UPON THE TERMS AND CONDITIONS CONTAINED HEREIN OR A RESERVATION OF THE PROPERTY IN FAVOR OF TENANT, IT BEING INTENDED HEREBY THAT THIS LEASE SHALL ONLY BECOME EFFECTIVE UPON THE EXECUTION HEREOF BY LANDLORD AND DELIVERY OF A FULLY EXECUTED LEASE TO TENANT, WHETHER SUCH EXECUTION AND DELIVERY IS ACCOMPLISHED BY PHYSICAL DELIVERY OR DELIVERY BY FACSIMILE TRANSMISSION OR OTHER ELECTRONIC MEANS. NEITHER PARTY SHALL HAVE ANY OBLIGATION TO CONTINUE DISCUSSIONS OR NEGOTIATIONS OF THIS LEASE.

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Industrial Lease—Las Vegas, Nevada	7050 Lindell Road Las Vegas, Nevada Switch, Ltd.

Landlord and Tenant have signed this Lease at the place and on the dates specified adjacent to their signatures below.

LANDLORD:

Signed on 11/21, 2014	BELTWAY BUSINESS PARK WAREHOUSE NO. 1, LLC, a Nevada limited liability company at .

By:	MAJESTIC BELTWAY WAREHOUSE BUILDINGS,LLC, a Delaware limited liability company, its Manager

	By:	MAJESTIC REALTY CO., a California corporation, Manager’s Agent

By:	/s/ Edward P. Roski, Jr.

Name:	Edward P. Roski, Jr.

Its:	President and Chairman of the Board

By:

Name:

Its:

By:	THOMAS AND MACK BELTWAY, L.L.C.,
a Nevada limited liability company,
its Manager

By:	/s/ Thomas A. Thomas

Printed Name:	Thomas A. Thomas

Its:	Manager

TENANT:

Signed on , 2014	SWITCH, LTD.,
at .	a Nevada limited liability company

By:	/s/ Terri Borden

Printed Name:	Terri Borden

Its:

Industrial Lease—Las Vegas, Nevada	7050 Lindell Road Las Vegas, Nevada Switch, Ltd.

EXHIBIT A

DEPICTION OR DESCRIPTION OF THE PROPERTY AND PROJECT

(Attached)

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A-1

EXHIBIT B

HAZARDOUS MATERIALS

[To be attached by Tenant prior to execution, pursuant to Section 5.03.2 of this Lease, and in the absence of such attachment, Tenant acknowledges that Landlord shall not have approved Tenant’s introduction of any Hazardous Material to the Property.]

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B-1

EXHIBIT C

CONFIRMATION OF INITIAL LEASE TERM AND AMENDMENT TO LEASE

THIS CONFIRMATION OF INITIAL LEASE TERM AND AMENDMENT TO LEASE (“Confirmation”) is made as of the          day of             20         by and between                     , a                     (“Landlord”), and                     , a                      (“Tenant”). Landlord and Tenant agree as follows:

1. Landlord and Tenant have entered into a Standard Industrial Real Estate Lease, dated             , 20         (the “Lease”), in which Landlord leased to Tenant and Tenant leased from Landlord certain described premises located at                      (the “Property”).

2. Consistent with Sections 2.01 and 2.02 of the Lease, Landlord and Tenant hereby confirm the Lease Commencement Date and the Lease Expiration Date of the initial Lease Term (as defined in the Lease), and amend Section 1.05 of the Lease to conform to such dates. The pertinent dates are as follows:

a.                     , 20         is the Lease Commencement Date; and

b.                     , 20         is the Lease Expiration Date.

3. Tenant confirms that:

a. It has accepted possession of the Property as provided in the Lease;

b. The Lease has not been modified, altered, or amended, except as provided in this Confirmation and as follows:                     ; and

c. The Lease is in full force and effect.

4. The provisions of this Confirmation shall inure to the benefit, or bind, as the case may require, Landlord, Tenant, and their respective permitted successors and assigns.

DATED as of the date first written above.

LANDLORD:	TENANT:

a	a

By:	By:
Its:	Its:

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EXHIBIT D

MASTER LEASE

(Attached or previously delivered to Tenant)

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D-1